                                                                   EXHIBIT 10.1


                    AMENDED AND RESTATED CREDIT AGREEMENT

                                    among


                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                  as Agent

                               VARIOUS LENDERS

                                     and

                              ENVOY CORPORATION

                                 as Borrower


                    $50,000,000 Revolving Credit Facilty

                              November 8, 1996

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
RECITALS   ......................................................................................1

                                           ARTICLE I

                                          DEFINITIONS

           1.1. Defined Terms....................................................................1
           1.2. Accounting Terms................................................................18
           1.3. Singular/Plural.................................................................18
           1.4. Other Terms.....................................................................19

                                           ARTICLE II

                                   AMOUNT AND TERMS OF THE LOANS;
                                        LETTERS OF CREDIT

           2.1. The Loans.......................................................................19
           2.2. Borrowings......................................................................21
           2.3. Notes...........................................................................24
           2.4. Reduction of Commitments........................................................25
           2.5. Payments; Voluntary, Mandatory..................................................25
           2.6. Interest........................................................................26
           2.7. Fees............................................................................27
           2.8. Interest Periods................................................................28
           2.9. Conversions and Continuations...................................................29
           2.10.Method of Payments; Computations................................................30
           2.11.Increased Costs, Change in Circumstances, Etc...................................31
           2.12.Taxes...........................................................................33
           2.13.Compensation....................................................................35
           2.14.Use of Proceeds.................................................................35
           2.15.Recovery of Payments............................................................35
           2.16.Pro Rata Borrowings.............................................................36
           2.17.Letters of Credit...............................................................36
           2.18.Replacement of a Lender.........................................................41

                                         ARTICLE III

                         CLOSING; CONDITIONS OF CLOSING AND BORROWING

           3.1. Closing.........................................................................41
           3.2. Conditions of Loans and Advances................................................41
           3.2.1.       Executed Loan Documents.................................................41



           3.2.2.       Closing Certificates; Etc...............................................42
           3.2.3.       Real Estate Matters.....................................................43
           3.2.4.       Consents; No Adverse Change.............................................43
           3.2.5.       Financial Matters.......................................................44
           3.2.6.       Miscellaneous...........................................................44
           3.3. Conditions to All Loans and Advances............................................44
           3.4. Waiver of Conditions Precedent..................................................44

                                               ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES

           4.1. Corporate Organization and Power................................................45
           4.2. Subsidiaries....................................................................45
           4.3. Enforceability of Loan Documents; Compliance With Other Instruments.............45
           4.4. Use of Proceeds.................................................................46
           4.5. Governmental Authorization......................................................46
           4.6. Financial Statements............................................................46
           4.7. Solvency........................................................................47
           4.8. Places of Business..............................................................47
           4.9. Leased Properties...............................................................47
           4.10.Realty..........................................................................47
           4.11.Assets for Conduct of Business..................................................47
           4.12.Insurance.......................................................................47
           4.13.Ownership of Properties.........................................................47
           4.14.First Priority..................................................................48
           4.15.Litigation; Government Regulation...............................................48
           4.16.Taxes...........................................................................48
           4.17.ERISA; Employee Benefits........................................................48
           4.18.Compliance With Laws............................................................49
           4.19.Environmental Matters...........................................................49
           4.20.Margin Securities...............................................................50
           4.21.Full Disclosure.................................................................50
           4.22.Contracts; Labor Disputes.......................................................50
           4.23.Event of Default................................................................51
           4.24.Single Business Enterprise......................................................51
           4.25.First Data Subordinated Debt....................................................51

                                               ARTICLE V

                                         AFFIRMATIVE COVENANTS

           5.1. Financial and Business Information about the Borrower...........................51
           5.2. Notice of Certain Events........................................................53
           5.3. Corporate Existence and Maintenance of Properties...............................54
           5.4. Payment of Debt.................................................................54
           5.5. Maintenance of Insurance........................................................54


           5.6. Maintenance of Books and Records; Inspection....................................55
           5.7. Compliance with ERISA...........................................................55
           5.8. Payment of Taxes................................................................56
           5.9. Compliance with Laws............................................................56
           5.10.Name Change.....................................................................56
           5.11.Disbursement of Proceeds By the Borrower........................................56
           5.12.Creation or Acquisition of New Subsidiaries.....................................56
           5.13.Certain Acquisitions............................................................57
           5.14.Further Assurances..............................................................58

                                          ARTICLE VI

                                       NEGATIVE COVENANT

           6.1. Merger, Consolidation...........................................................58
           6.2. Debt............................................................................58
           6.3. Contingent Obligations..........................................................59
           6.4. Liens and Encumbrances..........................................................60
           6.5. Disposition of Assets...........................................................60
           6.6. Transactions with Related Persons...............................................60
           6.7. Restricted Investments..........................................................60
           6.8. Restricted Payments.............................................................61
           6.9. Capital Expenditures............................................................62
           6.10.Annualized EBITDA to Annualized Interest Expense................................62
           6.11.Consolidated Senior Debt to Annualized EBITDA...................................62
           6.12.Consolidated Debt to Consolidated Total Capital.................................62
           6.13.Consolidated Debt to Annualized EBITDA..........................................62
           6.14.Annualized EBITDA...............................................................62
           6.15.Sale and Leaseback..............................................................62
           6.16.New Business....................................................................62
           6.17.Subsidiaries or Partnerships....................................................63
           6.18.Hazardous Wastes................................................................63
           6.19.Fiscal Year.....................................................................63
           6.20.Amendments; Prepayments of Debt, Etc............................................63
           6.21.Location of Assets; Places of Business..........................................64
           6.22.Account Documents...............................................................64
           6.23.No Inconsistent Transactions or Agreements......................................64
           6.24.Designation of Unrestricted Subsidiaries........................................64

                                         ARTICLE VII

                                      EVENTS OF DEFAULT

           7.1. Events of Default...............................................................64


                                       ARTICLE VIII

                           RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

           8.1. Remedies:  Termination of Commitments, Acceleration, Etc........................67
           8.2. Right of Set-off................................................................67
           8.3. Rights and Remedies Cumulative; Non-Waiver; Etc.................................67

                                         ARTICLE IX

                                         THE AGENT

           9.1. Appointment.....................................................................68
           9.2. Nature of Duties................................................................68
           9.3. Absence of Reliance on the Agent................................................68
           9.4. Certain Rights of the Agent.....................................................69
           9.5. Notice of Default...............................................................69
           9.6. Reliance by Agent...............................................................70
           9.7. Indemnification.................................................................70
           9.8. The Agent in its Individual Capacity............................................70
           9.9. Holders.........................................................................70
           9.10.Successor Agent.................................................................70
           9.11.Collateral Matters..............................................................71

                                          ARTICLE X

                                        MISCELLANEOUS

           10.1.Survival........................................................................71
           10.2.Governing Law; Consent to Jurisdiction..........................................72
           10.3.Arbitration; Remedies...........................................................72
           10.4.Notice..........................................................................73
           10.5.Assignments, Participations.....................................................75
           10.6.Fees and Expenses...............................................................77
           10.7.Indemnification.................................................................78
           10.8.Amendments, Waivers, Etc........................................................79
           10.9.Rights and Remedies Cumulative, Nonwaiver, Etc..................................79
           10.10.Binding Effect, Assignment.....................................................80
           10.11.Severability...................................................................80
           10.12.Entire Agreement...............................................................80
           10.13.Interpretation.................................................................80
           10.14.Counterparts; Effectiveness....................................................80
           10.15.Conflict of Terms..............................................................80
           10.16.Injunctive Relief..............................................................81
           10.17.Confidentiality................................................................81
           10.18.Post-Closing Matters...........................................................81
           10.19.Amended and Restated Agreement.................................................81

                                    EXHIBITS

A-1        Form of Term Note
A-2        Form of Revolving Credit Note
B-1        Notice of Borrowing
B-2        Notice of Swingline Borrowing
B-3        Notice of Conversion/Continuation
B-4        Letter of Credit Request
C          Compliance Certificate

                Attachment A: Covenant Compliance Worksheet
                Attachment B:  Interest Rate Calculation Worksheet

D          Assignment and Acceptance Agreement
E          Financial Condition Certificate
F          Form of Guaranty Agreement
G          Form of Pledge Agreement
H          Form of Security Agreement
I          Form of Guarantor Pledge Agreement
J          Form of Guarantor Security Agreement



                                   SCHEDULES

1.1(a)     Existing Liens
4.1        Foreign Jurisdiction; Names; Subsidiaries
4.3        Compliance with Other Instruments
4.5        Government Authorizations
4.6        Financial Statement Exceptions
4.8        Principal Places of Business
4.9        Leased Properties
4.10       Realty
4.12       Insurance
4.13       Title to Assets
4.15       Litigation; Government Regulation
4.16       Taxes
4.17       ERISA Matters
4.19       Environmental Matters
6.2        Existing Debt
6.6        Transactions with Related Persons
6.7        Existing Investments

                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 8th day of November, 1996 (the "Credit Agreement" or "Agreement"), is made among ENVOY CORPORATION, a Tennessee corporation with its principal offices in Nashville, Tennessee (the "Borrower"); the banks and other financial institutions from time to time parties hereto (each, a "Lender," and collectively, the "Lenders"); FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent") and as Issuing Bank and NATIONSBANK OF TENNESSEE, N.A. as Co-Agent.

                                    RECITALS

         A. The Borrower entered into a credit agreement (the "Original Agreement") with the Lenders dated as of March 6, 1996, pursuant to which the Lenders provided to the Borrower (i) a term loan in the principal amount of $25,000,000, and (ii) a revolving credit loan in the aggregate principal amount of up to $25,000,000, to be advanced by the Lenders in accordance with the terms thereof.

         B. The Term Loans (as defined in the Original Agreement) have been fully repaid, and the Borrower has requested that the Lenders and the Agent amend and restate the Original Agreement to provide for, among other things, a single revolving credit facility in the aggregate principal amount of up to $50,000,000 and to make certain other amendments set forth herein.

         C. The Borrower, the Lenders and the Agent have agreed to amend and restate the Original Agreement to provide for a single borrowing facility and otherwise to amend and restate the Original Agreement as set forth herein.

         D. The parties acknowledge that this Credit Agreement and each of the other Loan Documents (as hereinafter defined) have been negotiated and delivered in Charlotte, North Carolina.

         E. The Lenders are willing to make the Loans described herein based on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Agent and the Co-Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1. Defined Terms. For purposes of this Credit Agreement, in addition to the terms defined elsewhere in this Credit Agreement, the following terms shall have the meanings set forth below:

         "Accounts" shall mean all "accounts," within the meaning of the Uniform Commercial Code, of the Borrower and each of its Restricted Subsidiaries.

         "Acquisition" shall mean any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more of its Restricted Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, equity or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least a majority of securities of an existing corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or
(iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

         "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all capital stock or other ownership interests of the Borrower or any of its Subsidiaries issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Debt incurred, assumed or acquired in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition and (vi) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition. All Capital Expenditures made or projected to be incurred by the Borrower or its Subsidiaries in connection with any Acquisition shall be included in the Acquisition Amount attributable to such Acquisition.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, each as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Loans, each as in effect at such time.

         "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. Notwithstanding the foregoing, with respect to the Borrower or any of its Subsidiaries, the term "Affiliate" shall not include First Union or any Affiliate of First Union. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean First Union, in its capacity as agent as appointed in ARTICLE IX hereof, and its permitted successors and assigns.

         "Agreement" or "this Agreement" or "Credit Agreement" shall mean this Amended and Restated Credit Agreement and any amendments, modifications and supplements hereto, any replacements, renewals, extensions and restatements hereof, and any substitutes herefor, in whole or in part, and all schedules and exhibits hereto, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "Annualized EBITDA" shall mean, (a) as of the end of any fiscal quarter ending on or before June 30, 1997, Consolidated EBITDA for the two consecutive fiscal quarters ending on such date multiplied by two (2), and (b) as of the end of any subsequent fiscal quarter, Consolidated EBITDA for the four consecutive fiscal quarters ending on such date.

         "Annualized Interest Expense" shall mean, as of the end of any fiscal quarter ending on or before June 30, 1997, Interest Expense for the two (2) consecutive fiscal quarters ending on such date multiplied by two (2), and (b) as of the end of any subsequent fiscal quarter, Interest Expense for the four consecutive fiscal quarters ending on such date.

         "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Debt to Annualized EBITDA calculated as provided below:


 Ratio of Consolidated                 Applicable Margin        Applicable Margin
 Debt to Annualized EBITDA                (Base Rate)              (LIBOR Rate)
 -------------------------             -----------------        -----------------
Greater than or equal to
  3.0 to 1.0                                0.375%                   1.875%

Less than 3.0 to 1.0 but
  greater than or equal to
  2.5 to 1.0                                0.125%                   1.625%

Less than 2.5 to 1.0 but
  greater than or equal to
  2.0 to 1.0                                0.0%                     1.375%

Less than 2.0 to 1.0 but
  greater than or equal to
  1.5 to 1.0                                0.0%                     1.125%

Less than 1.5 to 1.0 but
  greater than or equal to
  1.0 to 1.0                                0.0%                     0.875%

Less than 1.0 to 1.0                        0.0%                     0.625%



From the Closing Date until the third (3rd) Business Day after delivery of the financial statements for the fiscal quarter ended December 31, 1996 pursuant to
SECTION 5.1(A) below, the Applicable Margin shall be 0.625% for LIBOR Loans and 0.0% for Base Rate Loans. The Applicable Margins shall be reset from time to time in accordance with the above matrix on the third (3rd) Business Day after receipt by the Agent in accordance with SECTIONS 5.1(A) or (B) of financial statements together with a Compliance Certificate attaching an Interest Rate Calculation Worksheet (reflecting the computation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate) that provides for different Applicable Margins than those then in effect.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into between a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of EXHIBIT D.

         "Assignment Restrictions" shall mean with respect to any contracts or agreements assigned to the Agent, on behalf of the Lenders, as Collateral by the Borrower or any of its Subsidiaries, any restriction or prohibition on assignment that has not been waived or consented to by the Person for whose benefit such restriction or prohibition exists and with respect to which the Agent has waived the requirement of such waiver or consent.

         "Bankruptcy Code" shall mean 11 U.S.C. ss. 101 et seq., as amended, an any successor statute or statute having substantially the same function.

         "Base Rate" shall mean the higher of (i) the Prime Rate, or (ii) one-half percentage point (0.5%) in excess of the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

         "Borrower" shall mean Envoy Corporation, a Tennessee corporation, and its respective successors and assigns.

         "Borrowing" shall mean the incurrence by the Borrower on a given date (including as a result of conversions of outstanding Loans pursuant to SECTION 2.9) of one Type of Revolving Loan or a Swingline Loan made by the Swingline Lender, provided that Base Rate Loans incurred pursuant to SECTION 2.11(C) shall be considered part of the related Borrowing of LIBOR Loans.

         "Borrowing Date" shall have the meaning assigned to such term in
SECTION 2.2(A).

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan or any Swap Agreement, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "Capital Asset" shall mean any asset that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital asset.

         "Capital Expenditures" shall mean the aggregate amount of all expenditures and liabilities (including, without limitation, Capital Lease Obligations) made and incurred in respect of the acquisition by any Borrower or any of its Restricted Subsidiaries of Capital Assets.

         "Capital Lease" shall mean any lease of any property that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with Generally Accepted Accounting Principles, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease.

         "Cash Collateral Account" shall have the meaning assigned to such term in SECTION 2.17(I).

         "Cash Investments" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;
(iii) marketable commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (iv) demand deposits, time deposits and certificates of deposit maturing within one
(1) year from the date of issuance thereof and issued by a Lender or a bank or trust company organized under the laws of the United States of America or any state thereof and having a long term debt rating by Standard & Poor's Corporation of A or higher; (v) repurchase agreements with a term not exceeding seven days with respect to underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications specified in clause (iv) above.

         "Cash Management Note" shall mean the Cash Management Note, dated as of the date hereof, made by the Borrower in favor of First Union in the principal amount of up to $5,000,000.

         "Change of Control" shall have the meaning assigned to such term in the First Data Note Purchase Agreement.

         "Closing" shall have the meaning assigned to such term in SECTION 3.1.

         "Closing Date" shall mean the date referred to in SECTION 3.1 hereof.

         "Collateral" shall mean all assets, property and interests in property of the Borrower and its Restricted Subsidiaries, whether now owned or hereafter acquired, that shall, from time to time, directly or indirectly secure the Obligations, including, without limitation, the assets, property or interests in property described in the Security Agreement, the Guarantor Security Agreement, the Pledge Agreement, the Guarantor Pledge Agreement, and the Leasehold Deeds of Trust.

         "Commitment" shall mean, for any Lender, such Lender's Revolving Credit Commitment.

         "Compliance Certificate" shall mean a fully completed certificate in the form of EXHIBIT C.

         "Consolidated EBITDA" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of any fiscal quarter, the aggregate of (i) Consolidated Net Income for the immediately preceding fiscal quarter then ended, plus (ii) the sum of Interest Expense, taxes, depreciation, amortization and other non-cash expenses or charges (including up to $4,000,000 of restructuring charges in the aggregate in connection with the NEIC Acquisition, which shall be taken by March 31,
1997) reducing income for such period (to the extent taken into account in the calculation of Consolidated Net Income for such period), minus (iii) non-cash credits increasing Consolidated Net Income for such period (to the extent taken into account in the calculation of Consolidated Net Income for such period).

         "Consolidated Debt" shall mean, at any date, the aggregate (without duplication) of all Debt of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis.

         "Consolidated Net Income" shall mean, for any fiscal quarter, the net income (or loss) of the Borrower and its Restricted Subsidiaries, on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with Generally Accepted Accounting Principles, but excluding as income: (a) gains on the sale, conversion or other disposition of Capital Assets, (b) gains on the acquisition, retirement, sale or other disposition of Stock of the Borrower or any of its Subsidiaries, (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, and
(e) any other gain or credit of an extraordinary nature.

         "Consolidated Net Worth" shall mean, as of the last day of any fiscal quarter, the net worth of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Consolidated Senior Debt" shall mean, at any time, Consolidated Debt minus Subordinated Debt outstanding at such time.

         "Consolidated Total Assets" shall mean, at any time, the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Consolidated Total Capital" shall mean, with respect to the Borrower and its Restricted Subsidiaries, the sum of Consolidated Net Worth and Consolidated Debt.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit (other than a standby letter of credit with no reasonable likelihood of draw, in the reasonable opinion of the Agent) or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability of the primary obligor to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Covenant Compliance Worksheet" shall mean a fully completed certificate in the form of Attachment A to EXHIBIT C.

         "Cumulative Positive Net Income" shall have the meaning set forth in the First Data Note Purchase Agreement.

         "Debt" shall mean, with respect to any Person, without duplication,
(i) all indebtedness of such Person for money borrowed, (ii) all matured reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (including earnouts and other similar contingent obligations, calculated in accordance with Generally Accepted Accounting Principles), other than trade payables, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capital Lease Obligations of such Person,
(vii) all obligations under any Swap Agreement or other interest rate protection or hedging arrangement, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (ix) all indebtedness referred to in clauses (i) through
(viii) above secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and (x) any Contingent Obligation of such Person.

         "Default" shall mean any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $5,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the

OECD, (iv) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of any Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld.

         "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or any of its Subsidiaries.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health or the environment.

         "Environmental Laws" shall mean any and all applicable laws, subsequent enactments, amendments and modifications, including, without limitation, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), to the extent that it regulates exposure to Hazardous Substances, ("OSHA"), as such laws have been amended or supplemented, and any analogous future federal or state, or present or future applicable local, statutes and the rules and regulations promulgated thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan (as defined in SECTION 4.17); (b) a withdrawal by any Borrower Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any Borrower Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than Pension Benefit Guaranty Corporation premiums due but not delinquent under

Section 4007 of ERISA, upon any Borrower Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Qualified Plan; (i) any Borrower Affiliate engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of
Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary with respect to any Qualified Plan for which any Borrower Affiliate may be directly or indirectly liable.

         "Event of Default" shall have the meaning specified in ARTICLE VII hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Facility" shall mean the Revolving Credit Facility or the Swingline Facility, as the context may require.

         "Fair Market Value" shall mean, with respect to any capital stock or other ownership interests issued or given by the Borrower or any of its Restricted Subsidiaries in connection with an Acquisition, (i) in the case of common stock of the Borrower that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or prices reported thereon for such common stock or (ii) in all other cases, the determination of the fair market value thereof in good faith by a majority of members of the board of directors of the Borrower or such Restricted Subsidiary with no direct or indirect (other than by virtue of being a director) economic interest in such Acquisition, in each case effective as of the close of business on the Business Day immediately preceding the closing date of such Acquisition.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Richmond, or if such rate is not so published on the relevant Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Financial Condition Certificate" shall mean a fully completed certificate, with the attachments required thereby, in the form of EXHIBIT E.

         "Financials" or "Financial Statements" shall mean the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal periods ended December 31, 1994 and December 31, 1995; the unaudited consolidated interim financial statements of the Borrower and its Subsidiaries for the 6 months ended June 30, 1996; and all other financial statements of the Borrower and its Subsidiaries that have previously been delivered by the Borrower, any of its Subsidiaries to the Agent or any Lender, including without limitation interim financial statements.

         "Financing Statements" shall mean financing statements approved for filing in accordance with the applicable adopted version of the Uniform Commercial Code and all other titles, documents and certificates that the Agent may reasonably require from the Borrower or any Guarantor to describe and perfect the security interests created hereunder or under the other Loan Documents, and all assignments thereof and amendments thereto, in form and substance satisfactory to the Agent.

         "First Data Subordinated Debt" shall mean the indebtedness of the Borrower in the original principal amount of up to $10,000,000 pursuant to the 9% Convertible Subordinated Notes Due 2000, dated as of June 6, 1995, originally issued by the Borrower to First Data Corporation pursuant to the First Data Note Purchase

Agreement and subsequently sold or assigned by First Data Corporation to certain entities affiliated with Robert Fleming, Inc.

         "First Data Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of June 6, 1995, between the Borrower and First Data Corporation.

         "First Union" shall mean First Union National Bank of North Carolina, a national banking association, and its successors and assigns.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Borrower and its Subsidiaries after the date hereof.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor Pledge Agreement" shall mean the Guarantor Pledge Agreement in the form of EXHIBIT I attached hereto, between the Guarantors and the Agent, whereby the Guarantors pledge all of the Stock of their Subsidiaries to the Agent as Collateral for the Obligations, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Guarantor Security Agreement" shall mean the Guarantor Security Agreement in the form of EXHIBIT J attached hereto, between the Guarantors and the Agent, whereby each Guarantor grants to the Agent a security interest in certain Collateral described therein as security for the Obligations, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Guarantors" shall mean any Restricted Subsidiary of the Borrower that guarantees the Obligations of the Borrower and the other Guarantors.

         "Guaranty Agreement" shall mean the Guaranty Agreement in the form of EXHIBIT F attached hereto, executed by each Guarantor in favor of the Agent, whereby each Guarantor guarantees to the Lenders the payment and performance of the Obligations, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Guaranty Documents" shall mean the Guaranty Agreement and the security agreements, pledge agreements, collateral assignments of agreements and any other documents or agreements between the Agent and any of the Guarantors, whereby certain Guarantors have pledged Collateral to the Agent as security for the obligations of the Guarantors under the Guaranty Agreement, including, without limitation, the Guarantor Security Agreement and the Guarantor Pledge Agreement, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental

Law; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any Governmental Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; or (iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "IRS" shall mean the Internal Revenue Service and any successor thereto.

         "Indemnified Costs" shall have the meaning assigned to such term in
SECTION 10.7.

         "Indemnified Person" shall have the meaning assigned to such term in
SECTION 10.7.

         "Interest Expense" shall mean, for any period, total interest expense of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period (including, without limitation, interest expense attributable to Capital Lease Obligations), determined in accordance with Generally Accepted Accounting Principles.

         "Interest Period" shall have the meaning assigned to such term in
SECTION 2.8.

         "Interest Rate Calculation Worksheet" shall mean a fully completed worksheet in the form of Attachment B to EXHIBIT C.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Issuing Bank" shall mean First Union, in its capacity as issuer of the Letters of Credit, and its successors and assigns in such capacity.

         "L/C Participant" shall have the meaning assigned to such term in
SECTION 2.17(C).

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/100 of one percentage point) obtained by dividing (a) the rate of interest determined by Agent to be the rate for deposits in U.S. dollars for the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the first date of the applicable Interest Period, or if such rate is not available, the rate per annum at which, in the reasonable opinion of Agent, U.S. dollars in the amount of the corresponding Borrowing are being offered to leading reference banks in the London interbank market for settlement at approximately 11:00 a.m. London time, two (2) Business Days prior to the first date of the applicable Interest Period, by (b) the percentage equal to one hundred percent (expressed as a decimal fraction) minus the Reserve Requirement for such Interest Period. Each calculation by the Agent of the applicable LIBOR Rate shall be conclusive and binding for all purposes, absent bad faith or manifest error.

         "Landlord Consents" shall mean (i) a waiver and consent from each landlord with respect to the properties of the Borrower and its Restricted Subsidiaries listed on SCHEDULE 4.9 and (ii) all other landlord consents that the Agent or the Required Lenders may reasonably require of the Borrower or any of its Restricted Subsidiaries from time to time in respect of amendments, modifications or renewals of the leases referred to in clause (i) above or in respect of any other material leases to which the Borrower or any of its Restricted Subsidiaries is now or hereafter a party, in each case in form and substance reasonably satisfactory to the Agent, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Lease Expense" shall mean, for any period, all amounts paid, payable or accrued during such period by the Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all leases and rental agreements of the Borrower and its Restricted Subsidiaries, other than Capital Leases, determined in accordance with Generally Accepted Accounting Principles.

         "Leased Properties" shall mean the real properties leased and occupied by the Borrower and its Restricted Subsidiaries, as of the date hereof and at any time hereafter and consisting, as of the date hereof, of the properties set forth in SCHEDULE 4.9 hereof.

         "Leasehold Deeds of Trust" shall mean the Leasehold Deed of Trust, dated as of March 6, 1996, between the Borrower and the Agent, in form and substance satisfactory to the Agent and the Lenders, relating to the Lease Agreement between the Borrower and Corporex Key Limited Partnership No. 8, as landlord, leasing to the Borrower certain premises consisting of approximately 18,426 square feet located in Building B, Corporex Business Park, 1661 Murfreesboro Road, Nashville, Davidson County, Tennessee, together with any modifications thereto, and, if reasonably requested by Agent, any future leasehold deeds of trust or leasehold mortgages in favor of the Agent, for the benefit of the Lenders, in connection with a material lease executed by the Borrower or any of its Restricted Subsidiaries, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereto pursuant to
SECTION 10.5, and their permitted successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the branch or branches (or Affiliates) from which any of such Lender's Loans are made or maintained.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Reimbursement Obligations at such time.

         "Letter of Credit Request" shall have the meaning assigned to such term in SECTION 2.17(B).

         "Letters of Credit" shall have the meaning assigned to such term in
SECTION 2.17(A).

         "Line of Business" shall mean the business of providing electronic transaction processing services for the health care industry and governmental benefits programs, including the transmission of claims and billing information to insurers, governmental agencies and other third party payors, and businesses ancillary to the aforesaid line of business that enhance or support it and that either (i) are not materially different from the foregoing, or (ii) in the aggregate do not represent more than five percent (5%) of the revenue of the Borrower and its Restricted Subsidiaries.

         "Loan Documents" shall mean and collectively refer to this Agreement, the Notes, the Leasehold Deeds of Trust, the Security Agreement, the Pledge Agreement, the Guaranty Documents, the Financing Statements, the Letters of Credit, Swap Agreements (if any) between the Borrower and any Lender, and any and all other agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and other written matters, heretofore, now or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and heretofore, now or hereafter delivered to the Agent or any Lender with respect to this Agreement or with respect to the transactions contemplated by this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Loans" shall mean and collectively refer to the Revolving Credit Loans and the Swingline Loans.

         "Mandatory Borrowing" shall have the meaning assigned to such term in
SECTION 2.1(C).

         "Material Adverse Effect" or "Material Adverse Change" shall mean, in the reasonable opinion of the Required Lenders, a material adverse effect upon, or a material adverse change in, any of (a) the financial condition, operations, business, properties of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) the ability of the Borrower or any of its Restricted Subsidiaries to perform under any Loan Document or any other material contract to which it is a party; (c) the legality, validity or enforceability of any Loan Document; (d) the perfection or priority of the liens of the Agent granted under the Loan Documents or the rights and remedies of the Agent or the Lenders under the Loan Documents; or (e) the condition or value of any material portion of the Collateral.

         "Maximum Swingline Amount" shall mean $5,000,000.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any of its Subsidiaries is required to make contributions.

         "NEIC" shall mean National Electronic Information Corporation, a Delaware Corporation.

         "NEIC Acquisition" shall mean the Borrower's acquisition of NEIC through the merger of Envoy Acquisition Corporation, a wholly owned subsidiary of the Borrower, with and into NEIC pursuant to an Agreement and Plan of Merger, dated November 30, 1995, among NEIC, the Borrower and Envoy Acquisition Corporation.

         "Notes" shall mean the Revolving Credit Notes and the Swingline Note.

         "Notice of Borrowing" shall have the meaning assigned to such term in
SECTION 2.2(A).

         "Notice of Conversion/Continuation" shall have the meaning assigned to such term in SECTION 2.9(B).

         "Notice of Swingline Borrowing" shall have the meaning given to such term in SECTION 2.2(C).

         "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

         "Obligations" shall mean and include (i) the Loans, any Reimbursement Obligations and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Agent, the Issuing Bank or any Lender of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, that arise under this Agreement, the Notes or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower to the Agent, the Issuing Bank or any Lender under this Agreement or any of the other Loan Documents.

         "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Participant" shall mean any Person, now or at any time hereafter, participating with any Lender in the Loans pursuant to this Agreement, and its permitted successors and assigns.

         "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained by the Borrower or any of its Subsidiaries (other than any Multiemployer Plan that is subject to the provisions of Title IV of ERISA).

         "Percentage" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit Percentage at such time.

         "Permitted Liens" shall mean any of the following liens, restrictions or encumbrances securing any liability or indebtedness of the Borrower or any of its Restricted Subsidiaries on, or otherwise affecting, any of the Borrower's or such Restricted Subsidiary's property, real or personal, whether now owned or hereafter acquired.

         (a) Liens granted to the Agent, for the benefit of the Lenders;

         (b) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that all such liens in the aggregate have no Material Adverse Effect and, if reasonably requested by the Agent, the Borrower or such Restricted Subsidiary has established reserves reasonably satisfactory to the Agent with respect thereto;

         (c) Liens upon property leased under a Capital Lease and placed upon such property at the time of, or within twenty (20) days after, the commencement of the lease thereof to secure the lease payments under such Capital Lease, provided that any such lien (i) shall not encumber any other property of the Borrower or any of its Restricted Subsidiaries, (ii) shall not exceed the total of such lease payments and (iii) shall not be pursuant to a lease that is for a term of less than thirty-six (36) months;

         (d) Liens set forth on SCHEDULE 1.1(A) attached hereto, provided that such liens are not increased;

         (e) Purchase money liens incurred in the purchase of equipment permitted under SECTION 6.9 hereof, provided that any such lien (i) attaches to such asset concurrently with or within ten (10) days after the acquisition thereof, (ii) shall not encumber any other property of the Borrower or any of its Restricted Subsidiaries and (iii) shall not exceed the purchase price of such asset;

         (f) Assignment Restrictions;

         (g) Easements, rights of way, restrictive covenants, conditions, zoning restrictions and other similar encumbrances on real estate that do not materially impair the value of the property to which they relate;

         (h) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or, if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves in accordance with Generally Accepted Accounting Principles have been established on the books of the appropriate Person; and (iii) with respect to which the obligations secured thereby are not material;

         (i) Pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

         (j) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (k) Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $200,000, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured;

         (l) Liens of a lessor with respect to an operating lease of equipment or machinery; and

         (m) Any other liens or encumbrances as the Required Lenders may approve in writing from time to time.

         "Person" shall mean a corporation, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

         "Pledge Agreement" shall mean the Pledge Agreement substantially in the form of EXHIBIT G attached hereto, between the Borrower and the Agent, whereby the Borrower pledges all of the Stock of the Guarantors to the Agent as Collateral for the Obligations, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Prime Rate" shall mean the per annum interest rate publicly announced from time to time by First Union from its principal office in Charlotte, North Carolina, to be its Prime Rate, which may not necessarily be its best lending rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Prime Rate. In the event First Union shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, the Agent shall designate a comparable reference rate that, upon the Borrower's consent (which shall not be unreasonably withheld), shall be deemed to be the Prime Rate under this Credit Agreement and the other Loan Documents.

         "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or
(ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c) or 4975(d).

         "Projections" shall mean the financial projections delivered to the Agent by the Borrower pursuant to SECTION 4.6(B) hereof.

         "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Percentage.

         "Realty" shall mean all of the right, title and interest of the Borrower or any of its Subsidiaries in and to land, improvements and fixtures, including any leasehold interests (whether as lessor or lessee).

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 207, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G and having substantially the same function.

         "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

         "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

         "Reimbursement Obligation" shall have the meaning assigned to such term in SECTION 2.17(D).

         "Reportable Event" shall mean a reportable event as defined in Section 4043(b) of ERISA (other than an event for which notice is waived under the ERISA regulations).

         "Required Lenders" shall mean, at any time, the Lenders owning or holding 60% or more of the sum of (i) the then aggregate principal amount of the Loans then outstanding plus (ii) the then aggregate Letter of Credit Outstandings; or, if no Loans or Letters of Credit are then outstanding, the Lenders with 60% or more of the aggregate of all Commitments at such time. For purposes of this definition, the Letter of Credit Outstandings shall be considered to be owed to the Lenders according to their respective Revolving Credit Percentages.

         "Requirement of Law" means, as to any Person, the charter, articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) applicable two (2) Business Days before the first day of such Interest Period determined by the Agent to be in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to the Lenders under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Restricted Subsidiary" shall mean any Subsidiary that is not an Unrestricted Subsidiary.

         "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 10.5(C) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Revolving Credit Facility" shall mean the revolving line of credit established by the Lenders under SECTION 2.1(A).

         "Revolving Credit Facility Maturity Date" shall mean June 30, 2000.

         "Revolving Credit Facility Termination Date" shall mean such earlier date of June 30, 2000, or termination of the Total Revolving Credit Commitment in accordance with SECTION 2.4(A) or SECTION 8.1.

         "Revolving Credit Loans" shall have the meaning assigned to such term in SECTION 2.1(A).

         "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A, executed and delivered to the Lenders with Revolving Credit Commitments pursuant to SECTION 2.3(C) or, in connection with an Assignment and Acceptance, pursuant to SECTION 10.5(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Revolving Credit Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Lender at such time and the denominator of which is the Total Revolving Credit Commitment at such time; provided that if the Revolving Credit Percentage of any Lender is to be determined after the Revolving Credit Commitments have been terminated, then such Revolving Credit Percentage shall be determined immediately prior (and without giving effect) to such termination.

         "Security Agreement" shall mean the Security Agreement in the form of EXHIBIT H attached hereto, between the Borrower and the Agent, whereby the Borrower has granted to the Agent a security interest in certain Collateral described therein as security for the Obligations, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Solvent" shall mean, as to any Person on any particular date, that such Person (i) has capital reasonably sufficient to carry on its business and transactions and all business and transactions in which it is about to engage,
(ii) is able to pay its debts as they mature, (iii) owns property having a fair saleable value greater than the amount required to pay its probable liability on existing debts as they mature (including known reasonable contingencies and contingencies that should be included in notes of the financial statements of such Person pursuant to Generally Accepted Accounting Principles), and (iv) does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the maximum amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

         "Stock" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Subordinated Debt" shall mean (i) the First Data Subordinated Debt, and (ii) any other Debt of the Borrower or its Restricted Subsidiaries to the extent such Debt is expressly subordinated and made junior to the payment and performance of the Obligations, evidenced by a written instrument the terms and conditions (including, without limitation, covenants and subordination provisions) of which are satisfactory in form and substance to the Required Lenders in their sole discretion and are approved in writing by the Required Lenders, and is designated in writing by the Required Lenders as Subordinated Debt under this Credit Agreement.

         "Subsidiary" shall mean any corporation or other entity of which more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors is at the time, directly or indirectly, owned by any Person or one or more of its Subsidiaries (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent corporation, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

         "Swap Agreement" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or other hedging arrangements and all other similar agreements or arrangements designed to protect against fluctuations in interest rates.

         "Swingline Facility" shall mean the Swingline Loans extended by the Swingline Lender as provided in SECTION 2.1(C).

         "Swingline Lender" shall mean First Union National Bank of North Carolina, or any successor thereto.

         "Swingline Loan" shall have the meaning assigned to such term in
SECTION 2.1(C).

         "Swingline Note" shall have the meaning assigned to such term in
SECTION 2.3(D).

         "Target" shall have the meaning assigned to such term in SECTION 5.13(C)(I).

         "Taxes" shall have the meaning assigned to such term in SECTION
 2.12(A).

         "Total Revolving Credit Commitment" shall mean, at any time, the sum of the Revolving Credit Commitments of all Lenders at such time.

         "Total Unutilized Revolving Credit Commitment" shall mean, at any time, the sum of the Unutilized Revolving Credit Commitments of all Lenders at such time.

         "Type" shall have the meaning assigned to such term in SECTION 2.1(B).

         "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

         "Unrestricted Subsidiary" shall mean (i) a Subsidiary other than a Wholly Owned Subsidiary that is organized by the Borrower and designated as an "Unrestricted Subsidiary" by the Borrower in writing to the Agent within five
(5) days after the earlier of the date such Subsidiary obtains any assets or the date such Subsidiary conducts any business; (ii) a Subsidiary other than a Wholly Owned Subsidiary that is acquired by the Borrower pursuant to an Acquisition that is designated as an "Unrestricted Subsidiary" by the Borrower to the Agent in writing within fifteen (15) days after the consummation of such Acquisition; and (iii) any other Subsidiary that is not a Wholly Owned Subsidiary and that is designated as an "Unrestricted Subsidiary" by the Borrower to the Agent in writing with the prior approval of the Required Lenders; provided, however, that no Subsidiary will constitute an Unrestricted Subsidiary at any time if at such time such Subsidiary (a) is a Wholly Owned Subsidiary, (b) owns, directly or indirectly, more than ten percent (10%) of the outstanding Stock or other ownership interests of any Restricted Subsidiary, or (c) constitutes a "Restricted Subsidiary" or the equivalent thereof, under any document or instrument evidencing or pertaining to Subordinated Debt.

         "Unutilized Revolving Credit Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender that are outstanding at such time and (ii) such Lender's Pro Rata Share of all Letter of Credit Outstandings at such time.

         "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Maximum Swingline Amount at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

         "Wholly Owned Subsidiary" shall mean any Subsidiary, 90% or more of the outstanding capital stock or other ownership interests of which is owned, directly or indirectly, by the Borrower.

         1.2. Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles; provided, however, that, in the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date this Agreement shall have been amended to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         1.3. Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

         1.4. Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of North Carolina to the extent the same are used or defined therein. All references herein to the Lenders or any of them shall be deemed to include the Issuing Bank and the Swingline Lender unless specifically provided otherwise or unless the context suggests otherwise.

                                   ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS;
                               LETTERS OF CREDIT

         2.1. The Loans.

         (a) Each Lender having a Revolving Credit Commitment severally agrees, subject to and on the terms and conditions of this Agreement, to make Loans (each, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrower, from time to time on any Business Day during the period from the date hereof to the Revolving Credit Facility Termination Date, provided that (i) the aggregate principal amount of Revolving Credit Loans at any time outstanding for any Lender shall not exceed the difference between (A) such Lender's Revolving Credit Commitment at such time less (B) such Lender's Pro Rata Share (calculated based on its Revolving Credit Percentage) of the aggregate Letter of Credit Outstandings (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans or Swingline Loans) and participation in Swingline Loans at such time and (ii) no Borrowing of Revolving Credit Loans shall be made if, immediately after giving effect thereto, the sum of (W) the aggregate principal amount of Revolving Credit Loans outstanding at such time plus (X) the aggregate Letter of Credit Outstandings (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans or Swingline Loans) plus (Y) the aggregate principal amount of Swingline Loans at such time, would exceed the Total Revolving Credit Commitment, and (iii) no Borrowing of Revolving Credit Loans shall be required if, immediately after giving effect thereto, a Default or Event of Default exists. Subject to and on the terms and conditions of this Agreement and for so long as no Default or Event of Default has occurred, the Borrower may borrow, repay and reborrow Revolving Credit Loans until the Revolving Credit Facility Termination Date.

         (b) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each such type of Loan, a "Type"), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

         (c) Subject to and upon the terms and conditions set forth below, the Swingline Lender agrees at any time and from time to time during the term of the Revolving Credit Facility, to make a loan or loans to the Borrower (each a "Swingline Loan", and collectively, the "Swingline Loans"), which Swingline
Loans:

                         (i) may be borrowed, repaid and reborrowed in accordance with the provisions hereof and of the Swingline Note;

                         (ii) when combined with the aggregate principal
                  amount of all Revolving Credit Loans made by the Lenders then outstanding and Letter of Credit Outstandings at such time(exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans) shall not exceed in aggregate principal amount at any time outstanding, an amount equal to the Total Revolving Credit Commitment at such time; and

                         (iii) shall not exceed the Maximum Swingline Amount.

         Except as otherwise provided herein, the Swingline Loans shall be payable one Business Day after demand and shall bear, and the Borrower shall pay, interest from the date of the Swingline Note on the unpaid principal balance thereof outstanding from time to time at an interest rate equal to the Adjusted Base Rate as in effect from time to time. Interest on each outstanding Swingline Loan shall be due and payable (i) quarterly on the last day of each fiscal quarter, in arrears, commencing on December 31, 1996.

         Anything contained in this Agreement to the contrary notwithstanding, any reduction of the Revolving Loan Commitments made pursuant to Section 2.4 that reduces the aggregate Total Revolving Loan Commitments to an amount less than the then current amount of the Maximum Swingline Amount shall result in an automatic corresponding reduction of the Maximum Swingline Amount to the amount of the Total Revolving Loan Commitments, as so reduced, without any further action on the part of the Swingline Lender.

         On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be repaid with a Borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of any Event of Default under the Swingline Note or under ARTICLE VII or upon the exercise of any of the remedies provided in ARTICLE VIII), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Lenders on the basis each Lender's Pro Rata Share (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to
ARTICLE VIII) and the proceeds thereof shall be paid directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Credit Loans upon demand, but in any event no later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after the day such demand is made if demand therefor is made prior to 1:00 p.m. (Charlotte time) and no later than 2:00 p.m. (Charlotte time) on the second succeeding Business Day if demand therefor is made after 1:00 p.m. (Charlotte time), pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount of Borrowings otherwise required hereunder, (ii) whether any of the conditions specified in ARTICLES II or III are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and
(v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made.

         In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Pro Rata Shares (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to ARTICLE VIII); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline
Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from an after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which such mandatory purchase was required to be made to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Credit Loans maintained as Base Rate Loans hereunder for each thereafter.

         The Borrower shall pay to the Swingline Lender one Business Day after demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans. In addition, the Borrower hereby authorizes the Agent, upon one (1) Business Day's notice to the Borrower, to charge any account maintained by it with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding

Swingline Loans. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Shares.

         2.2.  Borrowings.

         (a) Whenever the Borrower desires to make a Borrowing (other than continuations of outstanding Loans pursuant to SECTION 2.9, Mandatory Borrowings for the purpose of repaying outstanding Swingline Loans, which shall be made pursuant to SECTION 2.1(C), and Borrowings for the purpose of repaying Reimbursement Obligations as provided in SECTION 2.17(E)) under the Revolving Credit Facility, the Borrower will give the Agent written notice (by telecopier or otherwise), prior to 1:00 p.m., Charlotte, North Carolina local time, at least three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and at least one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall be appropriately completed to specify (i) the aggregate principal amount and Type of the Loans to be made pursuant to such Borrowing (and, in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto), (ii) the proposed use of the proceeds of the Borrowing, and (iii) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day.

         Notwithstanding anything to the contrary contained herein:

         (i) the aggregate principal amount of each Borrowing hereunder (y) other than Mandatory Borrowings for the purpose of repaying outstanding Swingline Loans pursuant to SECTION 2.1(C) and Borrowings of Base Rate Loans for the purpose of repaying Reimbursement Obligations as provided in SECTION 2.17(E), in the case of Borrowings comprised of Base Rate Loans, shall not be less than the lesser of the Total Unutilized Revolving Credit Commitment or $1,000,000 and, if greater than $1,000,000, shall be in an integral multiple of $500,000 in excess thereof, and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $3,000,000 and, if greater than $3,000,000, shall be in an integral multiple of $1,000,000 in excess thereof;

         (ii) with respect to each individual Acquisition financed in whole or in part with proceeds of Loans, the aggregate principal amount of the Loans incurred to finance such Acquisition shall not exceed $20,000,000 without the consent of Required Lenders;

         (iii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans;

         (iv) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month; and

         (v) LIBOR Loans under the Revolving Credit Facility may not be outstanding under more than four (4) separate Interest Periods at any one time.

         (b) Upon the receipt of a Notice of Borrowing, the Agent will promptly notify each Lender with a Revolving Credit Commitment of the proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Borrowing or the Request for Borrowing. Each such Lender will make the amount of its Pro Rata Share of such Borrowing available to the Agent at its office referred to in SECTION 10.4, for the account of the Borrower, in Dollars and in immediately available funds, prior to 2:00 p.m., Charlotte, North Carolina local time, on the Borrowing Date. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower's account at the Agent's office and in like funds as received by the Agent, prior to 3:30 p.m., Charlotte, North Carolina local time, on the Borrowing Date.

         (c) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Agent and the Swingline Lender written notice (or oral notice promptly confirmed in writing) not later than 12:00 noon, Charlotte, North Carolina time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-2 (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT B-2) and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than the lesser of the Unutilized Swingline Commitment or $250,000 and, if greater than $250,000, shall be in an integral multiple of $100,000) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Agent at its office referred to in SECTION
10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Agent as provided hereinabove, the Agent will make such amount available to the Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Agent, prior to 3:30 p.m. Charlotte, North Carolina local time, on the Borrowing Date.

         (d) Unless the Agent has received, prior to 12:00 noon, Charlotte, North Carolina local time, on any Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent its Pro Rata Share of the relevant Borrowing, the Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Agent on such Borrowing Date in accordance with subsection (B) above, and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such Pro Rata Share available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) if recovered from such Lender, at the Federal Funds Rate, and (ii) if recovered from the Borrower, at the rate of interest applicable to Loans comprising such Borrowing, as determined under
SECTION 2.6. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the respective Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (f) If any Lender shall refuse to fund or otherwise default in the funding of its Pro Rata Share of any Borrowing requested and permitted to be made by the Borrower hereunder, and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days after the Borrower has given such Lender written notice thereof, then, the Borrower may, so long as no Default or Event of Default then exists, by written notice to such Lender and the Agent given no more than thirty (30) days after such refusal or other default, identify one or more Persons each of which must be an Eligible Assignee reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the Borrower to the Replaced Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five
(5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to
SECTION 10.5(A) (and pay or cause to be paid the fee payable to the Agent pursuant to SECTION 10.5(A)), pursuant to which the Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Commitments, outstanding Loans and participations in Letters of Credit of the Replaced Lender, and, in connection therewith, shall pay to (y) the Replaced Lender in respect thereof an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender (including an amount equal to the Replaced Lender's Pro Rata Share of all Revolving Loans made to fund Reimbursement Obligations payable to the Issuing Bank and not yet reimbursed to the Issuing Bank, together with all accrued but unpaid interest with respect thereto), and (2) the Replaced Lender's Pro Rata Share of all accrued but unpaid fees and commissions owing by the Borrower hereunder, and (z) the Agent (1) for the account of the Issuing Bank, an amount equal to the Replaced Lender's Pro Rata Share of all outstanding Reimbursement Obligations to the extent not yet funded by Revolving Loans of the Replaced Lender, together with any amounts owing to the Issuing Bank under SECTION 2.17(E), and (2) for its own account, any amounts owing to the Agent by the Replaced Lender under SECTION 2.2(D) above, and (iii) all obligations of the Borrower due and owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date. Upon the effectiveness of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (ii) and (iii) above and, if so requested by any Replacement Lender, delivery to such Replacement Lender of the appropriate Note or Notes executed by the Borrower,
(y) each Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder, except with respect to indemnification provisions under this Agreement and the other Credit Documents, which shall survive as to the Replaced Lender, and (z) the Percentages of the Lenders shall be automatically adjusted to give effect to such replacement.

         (g) Notwithstanding any other provision contained herein or in any of the other Credit Documents, any Lender that refuses to fund or otherwise defaults in the funding of its Pro Rata Share of any Borrowing requested and permitted to be made by the Borrower hereunder shall not, for so long as such refusal has not been withdrawn or such default has not been cured, have any rights of consent or approval or any voting rights whatsoever with respect to any matter hereunder or under any of the other Credit Documents that requires or permits the consent, approval or action of the Lenders, or any of them, and the Commitments and the Loans of any such Lender shall not be taken into account for purposes of determining, at any time during the continuance of any such refusal or default, the Required Lenders or the number or percentage of Lenders that shall be required for the Lenders or any of them to take or prove, or direct the Agent to take, any action hereunder.

         (h) With respect to any outstanding amounts owing under the Cash Management Note, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Swingline Loans to be made for the purpose of repaying such amounts owing. Any Borrowing pursuant to this SECTION 2.2(H) may be made notwithstanding that the amount of such Borrowing may not comply with the minimum amount of Borrowings otherwise required hereunder.

         2.3.  Notes.

         (a) The Revolving Credit Loans made by each Lender shall be evidenced by a Revolving Credit Note appropriately completed in substantially the form of EXHIBIT A-1.

         (b) The Revolving Credit Note issued to each Lender with a Revolving Credit Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the

Closing Date (or, in the case of Revolving Credit Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Revolving Credit Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         (c) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on Annex I to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error in such recordation or information, shall not affect the Borrower's obligations in respect of such Loans.

         (d) The Swingline Loans shall be evidenced by a promissory note (the "Swingline Note") substantially in the form of EXHIBIT A-2, attached hereto, which shall: (1) be executed by the Borrower; (ii) be payable to the order of the Swingline Lender and be dated as of the Closing Date; (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time; (iv) be payable one (1) Business Day after demand; (v) bear interest at the Adjusted Base Rate; and (vi) be entitled to the benefits of this Agreement and the Guaranty Agreements.

         2.4. Reduction of Commitments.

         (a) At any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the Total Unutilized Revolving Credit Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or integral multiples of $500,000. The amount of any termination or reduction made under this subsection (A) may not thereafter be reinstated.

         (b) Each reduction of the Revolving Credit Commitment under this Section shall be applied ratably to the Revolving Credit Commitments of the Lenders according to their respective Percentages under the Revolving Credit Facility. After any such reduction, the fee provided for in SECTIONS 2.7(A) shall be calculated with respect to the reduced Commitments.

         2.5. Payments; Voluntary, Mandatory.

         (a) The Borrower shall have the right to prepay the Loans, in whole or in part, upon written notice to the Agent prior to 1:00 p.m., Charlotte, North Carolina local time, (i) at least three (3) Business Days prior to each intended prepayment of any Revolving Credit Loans that are LIBOR Loans, and
(ii) at least one (1) Business Day prior to each intended prepayment of Loans that are Base Rate Loans. Each partial prepayment of any LIBOR Loan shall be in an aggregate principal amount of no less than $3,000,000 or, if greater than $3,000,000, an integral multiple of $1,000,000; each partial repayment of any Base Rate Loan shall be in an aggregate principal amount of no less than $1,000,000 or, if greater than $1,000,000, an integral multiple of $500,000; each partial repayment of any Swingline Loan shall be in an aggregate principal amount of no less than $250,000 or, if greater than $250,000, an integral multiple of $100,000. Further, if the prepayment of any Loan that is a LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto, the Borrower shall pay each Lender the compensation provided for in
SECTION 2.13. Each such notice shall specify (x) the proposed date of such prepayment, (y) the Facilities under which such prepayment is to be made and
(z) the aggregate principal amount and the Types of the Loans to be prepaid (and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Amounts prepaid under the Revolving Credit Facility or the Swingline Facility pursuant to this subsection (A) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) In the event that the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding on any date plus (ii) the aggregate Letter of Credit Outstandings as of such date (excluding the amount of any Reimbursement Obligations to be repaid with proceeds of Loans made on the date of determination) and (iii) the aggregate amount of Swingline Loans outstanding at such time (excluding the amount of any Swingline Loans to be repaid with proceeds of Revolving Credit Loans made on the date of determination) exceeds the Total Revolving Credit Commitment as of such date (after giving effect to any termination or reduction thereof as of such date), the Borrower will repay the principal amount of the Revolving Credit Loans and/or the Swingline Loans on such date in the amount of such excess; provided that, (A) such payment shall be accompanied by all amounts required under SECTION 2.13 if applied to a LIBOR Loan and such payment is not made on the last day of the Interest Period applicable thereto, and (B) to the extent such excess amount required to be repaid is greater than the aggregate principal amount of the Revolving Credit Loans and the Swingline Loans outstanding immediately prior to the application of such repayment, the amount so repaid shall be retained by the Agent and held in the Cash Collateral Account as security for the Reimbursement Obligations, as more particularly described in SECTION 2.17(I).

         (c) On the date of receipt by the Borrower or any of its Subsidiaries of any net cash proceeds aggregating in excess of $2,000,000 in any single fiscal year of the Borrower from any sale or disposition of assets, other than sales or dispositions permitted under clauses (i) and (iv) of SECTION 6.5, the Borrower shall make a mandatory repayment of principal of the Revolving Credit Loans in an amount equal to one-hundred percent (100%) of such net cash proceeds to the extent such proceeds exceed $2,000,000, up to the aggregate principal amount of the Revolving Credit Loans outstanding on such date plus the aggregate Reimbursement Obligations and Swingline Loans outstanding on such date.

         (d) On the date of payment by the Borrower or any of its Subsidiaries of any principal amounts owing on any Subordinated Debt (excluding the conversion of such Subordinated Debt to Common Stock of the Borrower or its Subsidiaries), the Borrower shall make a mandatory payment of principal of the Revolving Loans in an amount equal to one-hundred percent (100%) of such payment of amounts owing on Subordinated Debt, up to the aggregate principal amount of the Revolving Credit Loans outstanding on such date plus the aggregate Reimbursement Obligations and Swingline Loans outstanding on such date.

         (e) Interest accruing to the date of repayment in respect of any principal repaid pursuant to this Section shall be paid on the earlier of (i) the next succeeding interest payment date pursuant to SECTION 2.6 or (ii) the full repayment of the Loans and termination of the Revolving Credit Facility.

         (f) The Borrower shall repay the Revolving Credit Loans and the Swingline Loans in full on the Revolving Credit Facility Termination Date.

         2.6. Interest.

         (a) Except as provided in SECTION 2.1(C) with respect to Swingline Loans, the Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time, during such periods as such Loan is a Base Rate Loan, or (ii) at the Adjusted LIBOR Rate, as in effect from time to time, during such periods as such Loan is a LIBOR Loan.

         (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate per annum equal to the Adjusted Base Rate plus two percentage points (2.0%), and such default interest shall be payable on demand. Further, but without duplication of the foregoing, during the existence of any Event of Default in response to which the Lenders do not elect to declare the outstanding principal amounts of the Loans immediately due and payable, if required by the Required Lenders, the Borrower will pay interest on the dates provided pursuant to subsection (c), below, in respect of the unpaid principal amount of each Loan, from the date the Event of Default first exists until it is cured, at a rate per annum equal to the Adjusted Base Rate plus two percentage points (2.0%). To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (c) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, in arrears on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996, (ii) in respect of each LIBOR Loan, in arrears on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.8) and (iii) in respect of any Loan at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest or other charges to any Lender in an amount in excess of the maximum amount permitted by applicable law. If the amount of interest or other charges payable for the account of any Lender on any payment date would exceed the maximum amounts permitted by applicable law to be charged by such Lender, the amount of interest or other charges payable for its account on such payment date shall be automatically reduced to such maximum permissible amounts. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest or other charges otherwise payable for the account of such Lender on any payment date would be less than the maximum amounts permitted by applicable law to be charged by such Lender, then the amount of interest or other charges, as applicable, payable for its account on such subsequent payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest or other charges paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest or other charges paid for its account has theretofore been reduced pursuant to the previous sentence. The parties hereto understand and believe that if Tennessee law were to apply, this lending transaction complies with the usury laws of the State of Tennessee. If at any time, any amount of interest or other charges actually paid by the Borrower on or with respect to any Loan is determined to be in excess of the maximum amount permitted by applicable law, such excess amount shall be credited as a prepayment of the outstanding principal balance of the applicable Loan as of the date paid or, if such Loan has been paid in full, refunded to the Borrower.

         (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing after its receipt of the relevant Notice of Borrowing, or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement in connection with a Borrowing of LIBOR Loans) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         2.7.  Fees.  The Borrower agrees to pay:

         (a) To the Agent, for the account of each Lender with a Revolving Credit Commitment, a commitment fee per annum for the period from the Closing Date to the Revolving Credit Facility Termination

Date at the rate per annum as determined under the following matrix with reference to the ratio of Consolidated Debt to Annualized EBITDA:


                Ratio of Consolidated
              Debt to Annualized EBITDA                        Commitment Fee
              -------------------------                        --------------
                Less than 1.5 to 1.0                                .20%

                Greater than or equal to
                  1.5 to 1.0 but less than
                  2.5 to 1.0                                        .25%

                Greater than or equal to
                  2.5 to 1.0                                        .35%



The applicable commitment fee shall be adjusted from time to time in accordance with the above matrix on the third Business Day after receipt of financial statements by the Agent in accordance with SECTION 5.1(A) or (B) together with a Compliance Certificate attaching a worksheet (reflecting the calculation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or year, as appropriate) that provide for a different commitment fee than that then in effect.

Such commitment fee shall be computed on the basis of a 360-day year and the actual days elapsed, applied to the average daily Unutilized Revolving Credit Commitment of such Lender, payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996, and (ii) on the Revolving Credit Facility Termination Date;

        (b) To the Agent, for the account of each L/C Participant, a letter of credit fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at a rate per annum equal to the Applicable Margin for LIBOR Loans in effect from time to time during such period, computed on the basis of a 360-day year and the actual days elapsed on the daily average Stated Amount thereof, payable (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996, and (ii) on the later of the Revolving Credit Facility Termination Date or the date of termination of the last outstanding Letter of Credit;

        (c) To the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at the rate of 0.125% per annum, computed on the basis of a 360-day year and the actual days elapsed, on the daily average Stated Amount thereof, payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996, and (ii) on the later of the Revolving Credit Facility Termination Date and the date of termination of the last outstanding Letter of Credit;

        (d) To the Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Bank, but without duplication of amounts payable under subsection (C) above;

        (e) To the Agent, for its own account, the fees provided in the Fee Letter.

        2.8. Interest Periods. Concurrently with the giving of any Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, or three month period (subject to availability); provided, however, that:

        (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

        (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

        (iii) the Borrower may not select any Interest Period that expires after the Revolving Credit Facility Maturity Date;

        (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

        (v) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

        (vi) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

        2.9.    Conversions and Continuations.

        (a) The Borrower shall have the right, on any Business Day, to elect
(y) to convert all (or a portion in an amount not less than (A) in the case of a conversion to Base Rate Loans, $1,000,000 or, if greater, an integral multiple of $500,000 and (B) in the case of a conversion to LIBOR Loans, $3,000,000 or, if greater, an integral multiple of $1,000,000) of the outstanding principal amount of any Loans of one Type made pursuant to one or more Borrowings (and, in the case of LIBOR Loans, having the same Interest Period) into a Borrowing or Borrowings of Loans of the other Type, or (z) to continue all (or a portion, subject to the restrictions as to amount set forth in clause (B) of the parenthetical in clause (y) above) of the outstanding principal amount of any LIBOR Loans made pursuant to one or more Borrowings (and having the same Interest Period) for an additional Interest Period, provided that (i) except as otherwise provided for in SECTION 2.11(D), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.13 to be paid as a consequence thereof), (ii) if any partial conversion of LIBOR Loans into Base Rate Loans shall have reduced the outstanding principal amount of the remaining LIBOR Loans made pursuant to a single Borrowing (and thereby continued) to less than $3,000,000, such remaining LIBOR Loans shall be converted immediately into Base Rate Loans and may not thereafter be converted into or continued as LIBOR Loans unless the requirements of clause (y) above are satisfied, (iii) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default, (iv) no conversion or continuation under this Section shall result in a greater number of separate Interest Periods in respect of LIBOR Loans than is permitted under SECTION 2.2(A)(IV), and (v) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans.

     (b) The Borrower shall make each such election by delivering written notice to the Agent prior to 1:00 p.m., Charlotte, North Carolina local time, at least three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and at least one (1) Business Day prior to the effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall be appropriately completed to specify (x) the date of such conversion or continuation, (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation, of such Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Conversion/Continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided hereinabove with respect to any Borrowing of LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto.

        2.10.   Method of Payments; Computations.

        (a) All payments by the Borrower hereunder and under the Notes shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders, or the Swingline Lender, as applicable (except as otherwise provided in SECTIONS 2.7(C), 2.7(D), 2.7(E), 2.11, 2.12, 2.13, 2.17, 10.6 and 10.7 as to payments required to be made directly to the Agent (for its own account), the Issuing Bank or the Lenders) at the Agent's office referred to in SECTION 10.4, prior to 2:00 p.m., Charlotte, North Carolina local time, on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m., Charlotte, North Carolina local time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in SECTION 2.8 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

        (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of such Lenders as follows: (i) if the payment is received by 2:00 p.m., Charlotte, North Carolina local time, in immediately available funds, the Agent will make available to each such Lender on the same date, by wire transfer of immediately available funds, such Lender's Pro Rata Share of such payment, and (ii) if such payment is received after 2:00 p.m., Charlotte, North Carolina local time, or in other than immediately available funds, the Agent will make available to each such Lender such Lender's Pro Rata Share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its Pro Rata Share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Bank like amounts relating to payments made to the Agent for the account of the Issuing Bank in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

        (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to each such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

        (d) The Borrower hereby authorizes each Lender, if and to the extent that any payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the accounts of the Borrower with such Lender any amount so due.

     (e) With respect to each payment on the Loans hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the Types of Loans that are to be repaid or prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, provided that (i) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto, (ii) if any partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $1,000,000, such remaining LIBOR Loans shall be converted immediately into Base Rate Loans and
(iii) each prepayment of Loans comprising a single Borrowing shall be applied pro rata among such Loans. In the absence of any such designation by the Borrower, the Agent shall, subject to the foregoing, make such designation in its sole discretion, provided that notwithstanding the foregoing, any payments received by the Agent under any circumstances described in this sentence shall be applied first to repay all outstanding Swingline Loans together with all accrued interest thereon.

        (f) All computations of interest and fees hereunder shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed; provided that interest on Base Rate Loans shall be computed on the basis of a 365-day year and the actual days elapsed.

        2.11.   Increased Costs, Change in Circumstances, Etc.

        (a) If, at any time after the Closing Date and from time to time, the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of the Lenders with any of such requirements, shall:

        (i) subject any Lender to, or increase the net amount of, any tax, impost, duty, charge or withholding with respect to any amount received or to be received hereunder in connection with LIBOR Loans (other than taxes imposed on net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

        (ii) change the basis of taxation of payments to any Lender in connection with LIBOR Loans (other than changes in taxes on the net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);



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

        (iii) impose, increase or render applicable any reserve (other than the Reserve Requirement), capital adequacy, special deposit or similar requirement against assets of, deposits with or for the account of, or loans, credit or commitments extended by, any Lender or a Lending Office of such Lender; or

        (iv) impose on any Lender or in the London interbank Eurodollar market any other condition or requirement affecting this Agreement or LIBOR Loans;

and the result of any of the foregoing is to increase the costs to any Lender of agreeing to make, making, funding or maintaining any LIBOR Loans or to reduce the yield or rate of return of such Lender on any LIBOR Loans to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, the Borrower, will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

        (b) If, at any time after the Closing Date and from time to time, the adoption or modification of any applicable federal, state or local law, rule or regulation regarding any Lender's required level of capital (including any allocation of capital requirements or conditions, but excluding federal, state or local income tax liability), or the implementation of any such requirements previously adopted but not implemented prior to the Closing Date, or any interpretation or administration thereof by any Governmental Authority (whether or not having the force of law) charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitment, Loans or participations in Letters of Credit hereunder to a level below that which such Lender could have achieved but for such adoption, modification, implementation or interpretation (taking into account such Lender's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as will compensate such Lender for such reduction in return.

        (c) If, on or prior to the first day of any Interest Period, (i) the Agent shall have determined that Dollar deposits in the amount of any Lender's required LIBOR Loan pursuant to such Borrowing are not generally available in the London interbank Eurodollar market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its LIBOR Loan during such Interest Period or (ii) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders, whereupon the obligation of (y) in the case of clause (i) above, each such affected Lender, and (z) in the case of clause (ii) above, all Lenders, in each case to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans (but in the case of clause (i) above, only to the extent of such affected Lender's Pro Rata Share thereof) until the Agent or the affected Lender, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the affected Lender, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

        (d) Notwithstanding any other provision in this Agreement, if, at any time after the Closing Date and from time to time, the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of any Lender with any of such requirements, has or would have the effect of making it unlawful for such Lender to honor its obligation to


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

make LIBOR Loans or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower, whereupon (i) each of such Lender's outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice, be converted into a Base Rate Loan and (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for Base Rate Loans, until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

        (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

        (f) Each demand for payment under this Section shall be preceded by a notice to the Borrower of such anticipated demand, which notice shall specify in reasonable detail the basis for such demand, but the failure to provide such advance notice shall not relieve the Borrower of any of its obligations hereunder. No failure by the Agent or any Lender to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges in excess of that permitted by applicable law.

        2.12.   Taxes.

        (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (other than taxes imposed on net income or profits of, or any branch or franchise taxes applicable to, the Agent, the Issuing Bank or any Lender) (y) by the jurisdiction under the laws of which the Agent, the Issuing Bank or such Lender, as the case may be, is organized or any political subdivision thereof and (z) in the case of each Lender, by the jurisdiction in which any Lending Office of such Lender is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent, the Issuing Bank or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, the Issuing Bank or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, and (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of such deduction, it shall refund to the Borrower the amount so recovered.

       (b) The Borrower will indemnify the Agent, the Issuing Bank and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent, the Issuing Bank or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent, the Issuing Bank or any Lender, as the case may be, makes written demand therefor. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section, the Borrower will furnish to the Agent, the Issuing Bank or the relevant Lender, as the case may be, the original or a certified copy of a receipt evidencing payment thereof. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of such payment of taxes, it shall refund to the Borrower the amount so recovered.

        (c) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender claims exemption from United States withholding tax under
Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to the Agent and the Borrower:

        (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year, and before the payment of any interest in each third succeeding calendar year, during which interest may be paid to such Lender under this Agreement;

        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid to such Lender under this Agreement, and IRS Form W-9; and

        (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

        Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

        (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection (C) above are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section, a distribution hereunder by the Agent to or for the account of any Lender shall be deemed a payment by the Borrower.

        (e) If the IRS or any other Governmental Authority, domestic or foreign, asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (whether because the appropriate form was not delivered or was not properly executed, because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this subsection (E), together with all costs, expenses and reasonable attorneys' fees incurred or paid in connection therewith.

        (f) If at any time the Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection (C) above, then the Borrower shall, upon demand of such Lender, reimburse such Lender for any reasonable costs or expenses incurred by such Lender in the preparation or delivery of such forms or other documentation.

        (g) Each Lender agrees that, if the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to subsection
(A) or subsection (B) above, then such Lender will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

        2.13. Compensation. The Borrower will compensate each Lender, within fifteen (15) days after its written request (which request shall set forth the basis for requesting such compensation and shall be copied to the Agent), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans) that such Lender may sustain (i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of, or conversion of or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any of its LIBOR Loans occurs on a date other than the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to LIBOR Loans when due hereunder, including as a consequence of acceleration of the maturity of such Loans pursuant to SECTION
8.1. In addition, the Borrower will pay to the Agent, for its own account, an administrative fee of $100 concurrently with any payments made in respect of any single occurrence pursuant to this Section. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore Lending Office of such Lender to a Lending Office of such Lender in the United States; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

        2.14. Use of Proceeds. The proceeds of the Revolving Credit Loans and the Swingline Loans shall be used by the Borrower (i) to provide for the issuance pursuant to the Revolving Credit Facility of up to $5,000,000 in Letters of Credit; (ii) to provide working capital for the Borrower and its Subsidiaries; (iii) to finance Capital Expenditures and Acquisitions made in accordance with the provisions of this Agreement and (iv) for general corporate purposes.

        2.15.   Recovery of Payments.

        (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent, the Lenders or the Issuing Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

        (b) If any amounts distributed by the Agent to a Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

        2.16.   Pro Rata Borrowings.

        (a) All Borrowings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Percentages, as appropriate from time to time, rounded to the nearest penny.

        (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, enforcement of any right under the Loan Documents, or otherwise) applicable to the payment of any of the Obligations that exceeds its Pro Rata Share of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation.

        2.17.   Letters of Credit.

        (a) Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Bank will, at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Facility Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 2.17(B), issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be reasonably acceptable to the Issuing Bank. Notwithstanding the foregoing:

        (i) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to all other Letter of Credit Outstandings at such time, would exceed $5,000,000 or (ii) when added to all other Letter of Credit Outstandings at such time and the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then outstanding, would exceed the Total Revolving Credit Commitment at such time;

        (ii) No Letter of Credit shall be issued that by its terms expires more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Bank, for renewal for successive periods of one year or less, unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

       (iii) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (A) any order, judgment or decree of any Governmental
                Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Closing Date and that the Issuing Bank in good faith deems material to it, or (B) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTION 3.3 are not then satisfied or that the issuance of such Letter of Credit would violate the provisions of subsection (i) above.

        (b) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will notify the Issuing Bank (with copies to the Agent) in writing, by 1:00 p.m., Charlotte, North Carolina local time, at least three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such request (each, a "Letter of Credit Request") shall be irrevocable, shall be given in the form of EXHIBIT B-4 and shall be appropriately completed to specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the proposed beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents reasonably required by the Issuing Bank in connection with the issuance of any Letter of Credit. The Agent will, promptly upon its receipt thereof, notify each Lender of the Letter of Credit Request. Upon its issuance of any Letter of Credit, the Issuing Bank will promptly notify each Lender of such issuance and will notify each Lender with a Revolving Credit Commitment of the amount of its participation therein under SECTION 2.17(C).

        (c) Immediately upon the issuance of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender with a Revolving Credit Commitment, and each such Lender (each, in such capacity, an "L/C Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata to the extent of its Revolving Credit Percentage at such time, in such Letter of Credit, each drawing made thereunder, and the obligations of the Borrower under this Agreement with respect thereto and any security therefor (including the Collateral) or guaranty pertaining thereto; provided, however, that the fees and other charges relating to Letters of Credit described in SECTIONS 2.7(C) and (D) shall be payable directly to the Issuing Bank as provided therein, and the L/C Participants shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to
SECTION 10.5, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new Revolving Credit Percentages of the assigning Lender and the Eligible Assignee.

        (d) The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent, for the account of the Issuing Bank, in immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event on the date of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m., Charlotte, North Carolina local time, on the date of such payment or disbursement, (i) for the period from the date of the respective payment to the date of receipt by the Borrower from the Issuing Bank of notice of such payment, at the Adjusted Base Rate as in effect from time to time during such period, and (ii) for the period from the date of receipt by the Borrower from the Issuing Bank of notice of such payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate as in effect from time to time during such period plus two percentage points (2.0%), such interest also to be payable on demand. The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement.

        (e) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Bank pursuant to SECTION 2.17(D), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 2.17(I) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each L/C Participant, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any L/C Participant, such L/C Participant will make available to the Agent, for the account of the Issuing Bank, its Pro Rata Share (calculated with respect to its Revolving Credit Percentage) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any such L/C Participant, such L/C Participant shall make its Pro Rata Share of such amount available to the Agent on the next succeeding Business Day. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Agent, such L/C Participant agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, at the Federal Funds Rate. The failure of any L/C Participant to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Agent such other L/C Participant's Pro Rata Share of any such payment. Each such payment by an L/C Participant under this SECTION 2.17(E) of its Pro Rata Share of an amount paid by the Issuing Bank shall constitute a Revolving Credit Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor, notwithstanding that the amount of such Revolving Credit Loan may not comply with the minimum amount of Borrowings required hereunder) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the available unused portion of the Total Revolving Credit Commitment immediately prior to giving effect to the application of the proceeds of such Revolving Credit Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

        (f) Whenever the Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the L/C Participants pursuant to SECTION 2.17(E), the Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each L/C Participant that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such L/C Participant's ratable share (based on the proportionate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of such Reimbursement Obligation.

        (g) The Reimbursement Obligations of the Borrower, and the obligations of the L/C Participants to make payments to the Agent, for the account of the Issuing Bank, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth in SECTION 10.3(B)), shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

        (i) Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

        (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit, whether or not the Borrower has notice or knowledge thereof;

        (iii) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

        (iv) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

        (v) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (the Issuing Bank's sole obligation, in determining whether to pay under any Letter of Credit, being to examine documents required to be delivered under such Letter of Credit in good faith and without gross negligence to ascertain that such documents appear on their face to comply with the terms of such Letter of Credit), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

        (vi) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

        (vii)   The occurrence of any Default or Event of Default; or

        (viii) Subject to the Issuing Bank's obligation set forth in the parenthetical in clause (v) above, any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

None of the foregoing shall impair, prevent or otherwise affect any of the rights and powers granted to the Issuing Bank hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each L/C Participant and shall not create or result in any liability of the Issuing Bank to the Borrower or any L/C Participant.

        (h) If at any time after the Closing Date the Issuing Bank or any L/C Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any L/C Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Bank or participated in by any L/C Participant or (ii) impose on the Issuing Bank or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then the Borrower will, within fifteen (15) days after delivery to the Borrower by the Issuing Bank or such L/C Participant of written demand therefor (with a copy thereof to the Agent), pay to the Issuing Bank or such L/C Participant such additional amounts as shall compensate the Issuing Bank or such L/C Participant for such increase in costs or reduction in return. A certificate submitted to the Borrower by the Issuing Bank or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such L/C Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such L/C Participant as aforesaid, shall be conclusive and binding on the Borrower absent manifest error.

        (i) At any time and from time to time (i) during the continuance of an Event of Default, the Agent, at the direction, or with the consent, of the Required Lenders, may require the Borrower to deliver to the Agent such additional amount of cash as is equal to the difference between the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and the amount then on deposit in the Cash Collateral Account (as hereinafter defined) and (ii) in the event of a repayment under SECTION 2.5(B), the Agent will retain such amount as may then be required to be retained under the proviso in SECTION 2.5(B), such amount in each case under clauses (i) and (ii) above to be held by the Agent in a non-interest bearing cash collateral account (the "Cash Collateral Account") as security for, and for application to, the Borrower's Reimbursement Obligations. In the event of a drawing, and subsequent payment by the Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Bank for all of its obligations thereunder shall be held by the Agent, for the benefit of the Borrower, with such amounts to be applied against the Obligations in such order as (x) the Borrower may direct in the absence of a Default or an Event of Default, and (y) otherwise, the Agent may direct.

        (j) Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this SECTION 2.17 shall remain in full force and effect until the Issuing Bank and the L/C Participants shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

        (k) If the Borrower receives a demand for compensation, reimbursement or indemnity from the Issuing Bank or an L/C Participant pursuant to subsection 2.17(b) and, in the case of a demand from an L/C Participant, the aggregate amount of all such compensation, reimbursement or indemnity payments made or required to be made by the Borrower pursuant to that subsection to the L/C Participant giving notice is materially greater (as determined by the Borrower in its reasonable judgment) than the weighted average amount of payments made or required to be made to the other L/C Participants pursuant to that subsection, or if the Issuing Bank fails to issue a requested Letter of Credit pursuant to subsection 2.17(a)(iii), then so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within sixty (60) days thereafter, elect to designate a new or additional Issuing Bank (which shall become a party to and bound by all provisions of this Agreement applicable to the Issuing Bank and/or replace or terminate such L/C Participant as a party to this Agreement in the manner provided in Section 2.18.

        2.18. Replacement of a Lender. If the Borrower receives (i) a notice pursuant to SUBSECTION 2.11(D), or (ii) a demand for compensation, reimbursement or indemnity from a Lender pursuant to SECTION 2.11 or SECTION
2.12 and the aggregate amount of all such compensation, reimbursement or indemnity payments made or required to be made by the Borrower pursuant to those Sections to the Lender making such demand is materially greater (as determined by the Agent in its reasonable discretion) than the weighted average amount of payments made or required to be made to the other Lenders pursuant to those Sections, then, the Borrower may, so long as no Default or Event of Default then exists, by written notice to such Lender and the Agent given no more than thirty (30) days after such notice pursuant to SUBSECTION 2.11(D) or demand pursuant to SECTION 2.11 or SECTION 2.12, replace such Lender with one or more Replacement Lenders subject to the terms and conditions and pursuant to the procedure set forth in SECTION 2.2(F).

                                  ARTICLE III

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

        3.1. Closing. The closing of the transactions contemplated by this Credit Agreement (the "Closing") shall take place at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina 28246 at 11:00 a.m. on November 8, 1996, or at such other place or time as the parties hereto shall mutually agree.

        3.2. Conditions of Loans and Advances. The obligations of the Lenders to enter into this financing and to make the initial Loans under this Agreement are subject to the satisfaction of the following conditions:

        3.2.1.  Executed Loan Documents.

        (a) Agreement and Notes. This Agreement and the Notes shall have been duly authorized, executed and delivered to the appropriate Lenders by the Borrower, in form and substance satisfactory to the Lenders, shall be in full force and effect and no Default shall exist thereunder, each Lender shall have received its original Notes and a copy of each other Note, and the Agent shall have received a copy of each Note.

        (b) Loan Documents. The Loan Documents contemplated by the parties to be in effect on or as of the Closing Date, together with any contemplated amendments or modifications thereto, shall be in full force and effect and no Default shall exist thereunder.

        (c) Guaranty Documents. Each Guarantor shall have duly authorized, executed and delivered to the Agent and each Lender a confirmation of its obligations under the Guaranty Agreement and the other Guaranty Documents in form and substance satisfactory to the Lenders, each such document shall be in full force and effect and no Default shall exist thereunder.

        (d) Financing Statements. Financing Statements and all other filings or recordations necessary to perfect the security interest of the Agent, on behalf of the Lenders, in the Collateral shall have been filed, and the Agent shall have received confirmation in a form acceptable to the Lenders that such security interest constitutes a valid and perfected first priority security interest therein, subject only to Permitted Liens.

        (e) Realty. The Leasehold Deeds of Trust contemplated by the parties to be in effect on or as of the Closing Date, together with any contemplated modifications or amendments, shall be in full force and effect and no default shall exist thereunder.

       3.2.2.  Closing Certificates; Etc.

        (a) Certificate of the Borrower. The Agent and each Lender shall have received a certificate dated as of the Closing Date from a Co-Chief Executive Officer or Chief Financial Officer of the Borrower, in form and substance satisfactory to the Lenders, to the effect that, to their knowledge, (i) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete as of the Closing Date,
(ii) neither the Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents, (iii) after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing, and (iv) the Borrower has satisfied each of the conditions set forth in this Section.

        (b) Secretaries' Certificates. The Agent and each Lender shall have received a certificate dated as of the Closing Date from the Secretary or an Assistant Secretary of the Borrower and each Guarantor, in form and substance satisfactory to the Lenders, certifying: (i) that attached thereto is a true and complete copy of the bylaws of such corporation as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and stockholders (if necessary) of such corporation, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable; and (iii) as to the incumbency and genuineness of the signature of each officer of such corporation executing this Agreement or any of the other Loan Documents, as applicable.

        (c) Articles of Incorporation. The Agent and each Lender shall have received copies of the articles or certificate of incorporation of the Borrower and each Guarantor and all amendments thereto, each certified as of a recent date by the Secretary of State (or other equivalent officer) of its state of incorporation, together with a certification by the Secretary or an Assistant Secretary of the Borrower and each Guarantor that such articles of incorporation have not been amended since such date.

        (d) Certificates of Existence or Good Standing. The Agent and each Lender shall have received (i) long-form certificates as of a recent date of the good standing or existence of the Borrower and each Guarantor under the laws of its state of incorporation and each state where the Borrower and each Guarantor is qualified to transact business, and (ii) where reasonably available, certificates as of a recent date from the department of revenue or other appropriate Governmental Authority of each such state indicating that the Borrower or such Guarantor, as appropriate, has filed all required tax returns and owes no delinquent taxes.

        (e) Opinion of Counsel to the Borrower and the Guarantors. The Agent and each Lender shall have received the favorable opinion of Bass, Berry & Sims PLC, counsel to the Borrower and the Guarantors, addressed to the Agent, for the benefit of the Lenders and the Issuing Bank and each Lender, in form and substance satisfactory to the Agent and each Lender.

        (f) UCC Search. The Agent and each Lender shall have received the results of a search of all filings made against the Borrower and each Guarantor under the Uniform Commercial Code as in effect in any state in which any assets of any Borrower or any Guarantor are located, indicating that the Collateral is free and clear of any liens or encumbrances except for Permitted Liens.

        (g) Insurance. The Agent shall have received certificates, and copies of policies, of insurance, in form and substance satisfactory to the Agent, upon the Collateral and the business of the Borrower and each Guarantor, with the mortgagee and loss payable clauses and endorsements required by SECTION 5.5.

        3.2.3.  Real Estate Matters.

        (a) Status of Title. The Borrower and each of its Restricted Subsidiaries shall be the lessee of the Leased Properties leased by it, free and clear of any liens, claims or encumbrances other than Permitted Liens.

        (b) Landlord Consents. If required by the Agent, a Landlord Consent with respect to each of the Leased Properties shall have been duly authorized, executed and delivered to the Agent by the tenant and the landlord with respect thereto, shall be in full force and effect and no Default shall exist thereunder, shall have been recorded, registered and filed in the appropriate real estate records in a manner acceptable to the Agent, and the Agent shall have received a fully executed copy thereof.

        3.2.4.  Consents; No Adverse Change.

        (a) Consents and Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and all Governmental Authorities having jurisdiction with respect to the Collateral and the transactions contemplated by this Agreement shall have been obtained.

        (b) No Injunction, Etc. No action, proceeding, investigation, claim, regulation or legislation shall have been instituted, threatened or proposed before any court or other Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or that is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or that, in the Required Lenders' discretion, would make inadvisable the consummation of the transactions contemplated by this Agreement.

        (c) No Material Adverse Change. Since the date of the most recent audited Financial Statements, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by this Agreement and the other Loan Documents.

        (d) Event of Default. No Default or Event of Default shall have occurred and be continuing.

        3.2.5.  Financial Matters.

        (a) Financial Statements. The Lenders shall have received the Financial Statements from the Borrower, in form and substance satisfactory to the Lenders.

        (b) Financial Condition Certificate. The Agent and each Lender shall have received a Financial Condition Certificate together with the attachments required thereby, all in substantially the form of EXHIBIT E.

        (c) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid by the Borrower.

        (d) Compliance Certificate. The Lenders shall have received a Compliance Certificate, calculated as of the end of the previous fiscal quarter.

        3.2.6.  Miscellaneous.

        (a) Disbursement Instructions. The Agent shall have received written instructions from the Borrower to the Agent directing the disbursement of any proceeds of Loans made hereunder that are to be disbursed on the Closing Date.

        (b) Proceedings and Documents. The Agent and the Lenders shall have received copies of all other documents, certificates, opinions, instruments and other evidence as each may reasonably request, in form and substance satisfactory to the Agent and the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

       3.3. Conditions to All Loans and Advances. The obligation of the
Lenders to make any Loan hereunder (including any Loans made on the Closing
Date) and the obligation of the Issuing Bank to issue any Letters of Credit are subject to the continued validity of all Loan Documents and the satisfaction of the following conditions precedent on the relevant Borrowing Date:

        (a) Each of the representations and warranties made by the Borrower contained in ARTICLE IV shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of the Borrowing Date, except to the extent the facts upon which such representation and warranty are based may be changed as a result of transactions or occurrences permitted or contemplated hereby or such representation or warranty relates solely to a prior date;

        (b) No Default or Event of Default shall have occurred and be continuing on the Borrowing Date with respect to such Loan or Letter of Credit or after giving effect to the Loans to be made or Letters of Credit to be issued on such Borrowing Date; and

        (c) The security interest in the Collateral previously pledged to the Agent, for the benefit of the Lenders, pursuant to the Loan Documents shall remain in full force and effect.

        3.4. Waiver of Conditions Precedent. If any Lender makes any Loan hereunder, or if the Issuing Bank issues any Letter of Credit, prior to the fulfillment of any of the conditions precedent set forth in this ARTICLE III, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly. No failure by the Borrower to fulfill any such condition precedent shall constitute a Default or an Event of Default hereunder, except to the extent any such failure is continuing after the expiration of any period within which such condition is specifically required to be fulfilled.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders to enter into this Credit Agreement, to make the Loans and to continue to make the Loans, and to induce the Issuing Bank to issue, and the Lenders to participate in, the Letters of Credit, the Borrower makes the following warranties and representations to the Agent, the Issuing Bank and each Lender:

        4.1. Corporate Organization and Power. The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect, which jurisdictions are set forth on SCHEDULE 4.1; (c) except as set forth on SCHEDULE 4.1 and except for Subsidiaries acquired or created after the Closing Date in compliance with SECTION 6.15, has no Subsidiaries or Affiliates (other than its officers, directors and shareholders) and is not a partner or joint venturer in any partnerships or joint ventures; (d) has the corporate power to own and give a lien on and security interest in its respective Collateral and to engage in the transactions contemplated hereby; and (e) has the full corporate power, authority and legal right to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and provisions thereof. Neither the Borrower nor any of its Subsidiaries has, during the preceding five (5) years, been known as or used any other corporate, fictitious or trade names in the United States other than as set forth on
SCHEDULE 4.1.

        4.2. Subsidiaries. SCHEDULE 4.1 contains a complete and accurate list of the Subsidiaries of the Borrower as of the Closing Date, showing, as to each Subsidiary, the number of shares and the owner of each class of capital stock authorized and outstanding. Except as set forth on SCHEDULE 4.1, all of such issued and outstanding shares of capital stock of all of the Borrower's Subsidiaries that are owned by the Borrower or its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Borrower, free and clear of any liens, charges, encumbrances, security interests, claims or restrictions of any nature whatsoever, except for liens in favor of the Agent, for the benefit of the Lenders, granted under the Loan Documents, and there are no other equity securities of any Subsidiary issued and outstanding or reserved for any purpose.

        4.3. Enforceability of Loan Documents; Compliance With Other Instruments. Each of the Loan Documents to which the Borrower or any Guarantor is a party, as the case may be, has been duly authorized by all necessary corporate action on the part of the Borrower or such Guarantor, has been validly executed and delivered by the Borrower or such Guarantor and is the legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in
SCHEDULE 4.3, neither the Borrower nor any of its Subsidiaries is in default in any material respect with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which it is a party or by which it, or any of its property, is bound. Neither the execution, delivery or performance of the Loan Documents by the Borrower and the Guarantors, nor compliance by the Borrower and the Guarantors therewith:
(a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) any Requirement of Law or (ii) any material agreement or instrument to which the Borrower or any Guarantor is a party or by which it, or any of its property, is bound or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower or any of its Subsidiaries pursuant to any such agreement or instrument, except for Permitted Liens.

        4.4. Use of Proceeds. The Borrower's use of the proceeds of any Loans made by the Lenders to the Borrower pursuant to this Agreement are and will be legal and proper corporate uses, duly authorized by the Board of Directors of the Borrower, and such uses are and will be consistent with all applicable laws and statutes, as in effect from time to time.

        4.5.    Governmental Authorization.

        (a) Except as set forth on SCHEDULE 4.5, no authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution and delivery by the Borrower and the Guarantors of the Loan Documents to which they are a party or the consummation by the Borrower and the Guarantors of the transactions contemplated hereby and thereby, including repayment of the Obligations or pledging the Collateral, except for the filing and recording of the Financing Statements, and the Leasehold Deeds of Trust. The Borrower and its Subsidiaries have, and are in good standing with respect to, all material governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct business as heretofore conducted and to own or lease and operate its respective properties as now owned or leased by it. None of such material approvals, permits, certificates, consents, or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Borrower or its Subsidiaries, except to the extent that any such increased burden by such term, provision, condition or limitation will not have a Material Adverse Effect.

        (b) The Borrower and each of its Subsidiaries has, to the extent applicable, obtained (or been duly assigned) and maintains in good standing all licenses as required by the relevant state and federal Governmental

Authority, for the ownership and operation of its businesses as currently operated, except to the extent that a failure to do so will not have a Material Adverse Effect.

        4.6. Financial Statements. (a) The Borrower has heretofore furnished to each Lender copies of the Financial Statements. The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited Financial Statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial position of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent Financial Statements and the notes thereto, as of the Closing Date, and taking into account the Loans to be made on the Closing Date and the other transactions contemplated by the Loan Documents, there will be no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since the date of the most recent Financial Statements, there has been no Material Adverse Change, and, to the knowledge of the Borrower, no Material Adverse Change is threatened or reasonably likely to occur, except as set forth on SCHEDULE 4.6. Neither the Borrower nor any of its Restricted Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so, except as permitted by SECTION 6.8.

        (b) The Borrower has prepared, and has heretofore furnished to each Lender copies of, annual projected balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for the five-year period commencing on the date of closing of the NEIC Acquisition (the
"Projections"). In the opinion of the Borrower's management, the assumptions used in preparation of the Projections were reasonable when made and as of March 6, 1996. The Projections were prepared in good faith by the executive and financial personnel of the Borrower in light of the historical financial performance of the Borrower and NEIC and the financial and operating condition of the Borrower and NEIC at the time prepared, give effect to the transactions contemplated by the Loan Documents (as defined in the Original Agreement) and, in the opinion of the Borrower's management, represented, as of March 6, 1996, a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections and without representation or warranty that such projected performance and financial condition will actually be achieved.

        4.7.    Solvency.  The Borrower and each of its Restricted Subsidiaries
(i) is Solvent, and (ii) after giving effect to the transactions contemplated hereby, will be Solvent.

        4.8. Places of Business. SCHEDULE 4.8 lists, as of the Closing Date,
(i) the chief executive office and places of business (including county or town designation), as provided in the Uniform Commercial Code, of the Borrower and each of its Restricted Subsidiaries, (ii) the locations at which the Borrower and each of its Restricted Subsidiaries maintains, or presently intends to maintain, billing and related records relating to Accounts Receivable, and
(iii) all locations where personal property valued at $25,000 or more in the aggregate of the Borrower and each of its Restricted Subsidiaries is presently maintained.

        4.9. Leased Properties. SCHEDULE 4.9 lists, as of the Closing Date, (i) all real property leased by the Borrower or any of its Restricted Subsidiaries, and (ii) all personal property leased by the Borrower or any of its Restricted Subsidiaries requiring lease payments in excess of $100,000 per year, including in each case the name of the lessors and a description of the locations of such property. The Borrower and each of its Restricted Subsidiaries enjoys peaceful and undisturbed possession under all of its leases, and all such leases are valid and subsisting and in full force and effect. The Borrower has delivered complete and accurate copies of all such leases to the Agent and the Lenders.



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

        4.10. Realty. SCHEDULE 4.10 lists all real property owned as of the Closing Date by the Borrower or any of its Restricted Subsidiaries. To the knowledge of the Borrower, no portion of any such Realty is located either in a flood fringe area or an unbuildable floodway area.

        4.11. Assets for Conduct of Business. The Borrower and each of its Subsidiaries possesses adequate assets, licenses, patents, copyrights, trademarks and trade names necessary to continue to conduct its business substantially as heretofore conducted without any material conflict with the rights of other Persons.

        4.12. Insurance. SCHEDULE 4.12 accurately summarizes all insurance policies or programs of the Borrower and its Restricted Subsidiaries in effect as of the Closing Date, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect.

        4.13. Ownership of Properties. Except as set forth on SCHEDULE 4.13,
(a) each of the Borrower and its Restricted Subsidiaries has good and marketable title to all real property owned by it, holds interests as lessee under valid leases in full force and effect with respect to all leased real and material personal property used in connection with its business, and has good title to all of its other properties and assets, including, without limitation, the assets reflected in the most recent Financial Statements (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all liens, claims or encumbrances other than Permitted Liens; and (b) other than the Financing Statements in favor of the Agent and protective filings with respect to operating leases that may be filed after the Closing Date, no financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor has been filed and is still in effect, and neither the Borrower nor any of its Restricted Subsidiaries has signed any other financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.

        4.14. First Priority. The provisions of the Loan Documents (whether executed and delivered prior to or on the Closing Date or thereafter), will continue to create in favor of the Agent, for the benefit of the Lenders, a valid and enforceable first priority perfected security interest in and lien upon all right, title and interest of the Borrower and its Restricted Subsidiaries in the Collateral described therein subject only to Permitted Liens.

        4.15. Litigation; Government Regulation. Except as set forth in
SCHEDULE 4.15, (a) there are no judgments, injunctions or similar orders or decrees and no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or its business, or that question the validity of this Agreement or any of the Loan Documents, at law or in equity before any court, arbitrator or Governmental Authority, and (b) neither the Borrower nor any of its Subsidiaries is in violation of or in default under any Requirement of Law where such violation could have a Material Adverse Effect.

        4.16. Taxes. Except as set forth in SCHEDULE 4.16, neither the Borrower nor any of its Subsidiaries is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets. Except as set forth in SCHEDULE 4.16, each of the Borrower and its Subsidiaries
(a) has timely filed all tax returns that are required by law to be filed prior to the date hereof, and has paid all taxes shown on said returns and all other assessments or fees levied upon it or upon its properties to the extent that such taxes, assessments or fees have become due, and if not due, such taxes have been adequately provided for and sufficient reserves therefor established on its books of account, and (b) is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes.

        4.17.   ERISA; Employee Benefits.

        (a) SCHEDULE 4.17 lists, as of the Closing Date, all Employee Plans and Pension Plans ("Plans") maintained or sponsored by the Borrower and its Subsidiaries or to which the Borrower or any of its Subsidiaries is obligated to contribute and separately identifies all Qualified Plans (as defined below) and all Multiemployer Plans. The Borrower has delivered true and correct copies of all such Plans to the Agent.

        (b) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of each such Plan.

        (c) The form of each Plan intended to be qualified under Section 401 of the Internal Revenue Code ("Qualified Plan") to the knowledge of the Borrower qualifies under Section 401 of the Internal Revenue Code, and the trusts created thereunder are, to the knowledge of the Borrower, exempt from tax under the provisions of Section 501 of the Internal Revenue Code, and to the knowledge of the Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status.

        (d) There is no material outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower and its Subsidiaries (as to which the Borrower or any of its Subsidiaries is or may be liable), nor with respect to any Plan to which any of the Borrower or its Subsidiaries (wherein the Borrower or any of its Subsidiaries is or may be liable) contributes or is obligated to contribute.

        (e) None of the Qualified Plans subject to Title IV of ERISA has any material unfunded benefit liability as defined in Section 4001(a)(18) of ERISA (as to which the Borrower or any of its Subsidiaries is or may be liable).

        (f) No Plan maintained or sponsored by the Borrower or any of its Subsidiaries provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Borrower or such Subsidiary, except to the extent required by Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Internal Revenue Code. The Borrower and its Subsidiaries have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

        (g) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is obligated to contribute.

        (h) As of the Closing Date, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower and its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise.

        (i) Neither the Borrower nor any of its Subsidiaries has incurred or, to the knowledge of the Borrower, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

        (j) Neither the Borrower nor any of its Subsidiaries has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan that has a Material Adverse Effect.

        4.18. Compliance With Laws. The Borrower and each of its Subsidiaries has duly complied with, and the Collateral and their business operations and leaseholds are in compliance with, all Requirements of Law, including, without limitation, all federal and state securities laws, OSHA, and Titles XVIII and XIX of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq. and ss.ss. 1396 et seq., respectively, as amended from time to time), except to the extent that noncompliance will not have a Material Adverse Effect.

        4.19.   Environmental Matters.

        (a) Except as set forth on SCHEDULE 4.19 attached hereto, (i) no Hazardous Substances are unlawfully stored or otherwise unlawfully located on the Realty, and neither the Borrower nor any of its Subsidiaries has contaminated, nor the Borrower's knowledge has any other person contaminated, any part of the Realty, including the groundwater located thereon and thereunder, with any Hazardous Substance during the ownership, occupancy or operation thereof by the Borrower or any of its Subsidiaries, and, to the knowledge of the Borrower, no part of the Realty, including the groundwater located thereon and thereunder, has been previously contaminated by any such Hazardous Substance; (ii) no improvements on the Realty contain any friable asbestos or substances containing asbestos and deemed hazardous by any federal, state or local laws, regulations or orders respecting such material; (iii) there have been no releases of such Hazardous Substances in violation of any Environmental Law by the Borrower or any of its Subsidiaries, or to the Borrower's knowledge by any other Person, on any Realty previously owned by the Borrower or any of its Subsidiaries; (iv) to the Borrower's knowledge, the foregoing statements are true and correct with respect to all of the real property adjoining any of the Realty; (v) none of the Realty is located on a site which, pursuant to any Environmental Law, has been placed on the "National Priorities List" or "CERCLIS List" (or any similar state list) of hazardous waste sites; (vi) to the Borrower's knowledge, there are no underground storage tanks situated on the Realty and no underground storage tanks have ever been situated on the Realty; (vii) to the knowledge of a responsible officer of the Borrower, neither the Borrower nor any of its Subsidiaries has ever sent Hazardous Substances to a site which, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" of hazardous waste sites (or any similar state list) or (2) which is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under Environmental Laws) or to pay for the costs of cleaning up such a site; and

        (b) All activities and operations of the Borrower and each of its Subsidiaries comply in all material respects with the requirements of all applicable Environmental Laws of all Governmental Authorities having jurisdiction over the Borrower or any of its Subsidiaries or its properties, and neither the Borrower nor any of its Subsidiaries is involved in any suit or proceeding or has received any written notice from any governmental agency alleging that the Borrower or any of its Subsidiaries is a responsible party with respect to a release of Hazardous Substances or has received written notice of any claims from any person or entity relating to property damages or personal injuries from exposure to Hazardous Substances.

        4.20. Margin Securities. (a) Neither the Borrower nor any of its Subsidiaries owns any "margin stock" within the meaning of Regulation U. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, maintaining, reducing or retiring any Debt that was originally incurred to purchase or carry margin stock or for any other purpose that would violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, or for any purpose that would violate the Exchange Act.

        (b) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds of the Loans) will violate or result in a violation of Section 7 of the Exchange Act. Neither the Borrower nor any of its Subsidiaries owns or intends to carry or purchase directly or indirectly any "margin security" within the meaning of the Exchange Act.

        4.21. Full Disclosure. None of the Loan Documents or any other written statements furnished to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower that it has not disclosed to the Lenders in writing that may result in a Material Adverse Effect.

        4.22. Contracts; Labor Disputes. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, injunction, decree, rule, regulation or order of any court or other Governmental Authority, that has or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to, and there is not pending or, to the Borrower's knowledge, threatened, any labor dispute, strikes, lockout, grievance, work stoppage or walkouts relating to any labor contract to which the Borrower or any of its Subsidiaries is a party.

        4.23. Event of Default. No Default or Event of Default has occurred and is continuing.

        4.24. Single Business Enterprise. The Borrower and the Guarantors intend to operate as a single business enterprise. Although separate entities, the Borrower and the Guarantors operate under a common business plan. Each of the Borrower and the Guarantors will accordingly benefit from the financing arrangement established by this Agreement. The Borrower acknowledges that, but for the agreement by each Guarantor to execute and deliver the Guaranty Documents, the Borrower would not have qualified separately for the total amount of the credit facilities established hereby.

        4.25. First Data Subordinated Debt. The First Data Subordinated Debt is in full force and effect and no default or event of default exists thereunder, or will exist as a result of the consummation of the transaction contemplated hereby. No prepayment obligations, or notices thereof, exist under the First Data Subordinated Debt. The Obligations hereunder constitute Senior Indebtedness under, and the First Data Subordinated Debt is fully subordinated to the obligation the Borrower to repay the Obligations, as provided in the First Data Note Purchase Agreement.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

        Until payment in full of all Obligations and the termination of the Lenders' obligations to make Loans and the Issuing Bank's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that:

        5.1. Financial and Business Information about the Borrower. The Borrower shall deliver to the Agent and the Lenders:

        (a) Within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, beginning with the current fiscal quarter, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries and the Borrower and its Restricted Subsidiaries as of the close of such fiscal quarter and unaudited consolidated and consolidating statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries and the Borrower and its Restricted Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative figures for the corresponding fiscal quarter in the preceding fiscal year, and comparable budgeted figures for the fiscal quarter then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the quarter, and certified by a Chief Executive Officer or the Chief Financial Officer of the Borrower to be true and accurate in all material respects (subject to normal and reasonable year-end audit adjustments);

        (b) As soon as practicable and in any event within one hundred (100) days after the close of the fiscal year of the Borrower, beginning with the close of the current fiscal year, an audited consolidated balance sheet of the Borrower and its Subsidiaries, and an unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries, as of the close of such fiscal year and audited consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries, and unaudited consolidated statements of income, retained earnings and cash flow of the Borrower and its Restricted Subsidiaries, for the fiscal year then ended, setting forth unaudited comparative figures for the preceding fiscal year and comparable budgeted figures for the fiscal year then ended, including the notes to each, audited (except as previously noted) by Ernst & Young, LLP or another independent certified public accountant reasonably acceptable to the Required Lenders, together with unaudited consolidating balance sheets and statements of income for the Borrower and its Subsidiaries and for the Borrower and its Restricted Subsidiaries for the fiscal year then ended, all prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with those of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, certified by a Chief Executive Officer or the Chief Financial Officer of the Borrower to be true and accurate in all material respects, and, with respect to audited statements, accompanied by a report thereon by such certified public accountants, containing an opinion that is not qualified in any respect, including as to going concern or scope of audit;

        (c) Concurrently with the delivery of the financial statements described in subsection (b) above, (i) a letter from the independent certified public accountants that, based on the independent certified public accountant's examination of the financial statements of the Borrower and its Subsidiaries, the accountants did not obtain knowledge of the occurrence or existence of any Default or Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination; provided, however, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards; and (ii) a fully executed copy privity letter from such independent public accountant to the Borrower;

        (d) Concurrently with the delivery of the financial statements described in subsections (A) and (B) above, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, together with an Interest Rate Calculation Worksheet and a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in
ARTICLE VI as of the last day of the period covered by such financial statements;

        (e) As soon as practicable and in any event within thirty (30) days after the close of each fiscal year of the Borrower, beginning with the current fiscal year, an annual operating budget and capital budget for the next succeeding fiscal year, prepared on a quarterly basis, for the Borrower and its Subsidiaries on a consolidated basis and for the Borrower and its Restricted Subsidiaries, in form and detail acceptable to the Agent;

        (f) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its stockholders,
(ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all material reports and other statements (other than routine reports prepared in the ordinary course of business that would not result in any adverse action) that the Borrower or any of its Subsidiaries may render to or file with any other Governmental Authority, including, without limitation, the Environmental Protection Agency, OSHA and state environmental and health authorities and agencies, and (iv) all press releases and other statements that the Borrower or any of its Subsidiaries shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business;

        (g) Promptly after review by the Borrower's Board of Directors, but in any event within thirty (30) days after the Borrower's receipt thereof, copies of any management letters from certified public accountants;

        (h) Concurrently with each delivery of the financial statements described in Subsections (a) and (b) an aging of the Accounts of the Borrower and its Restricted Subsidiaries as of the end of such fiscal quarter;

        (i) Promptly upon the reasonable request therefor, copies of any annual report required to be filed under ERISA in connection with any Employee Plan and such other additional information about any Employee Plan as may be reasonably requested;

        (j) Upon the Agent's or any Lender's request, such other information about the Collateral or the financial condition and operations of the Borrower and its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

        5.2. Notice of Certain Events. The Borrower shall promptly, but in no event later than seven (7) Business Days after the Borrower obtains knowledge thereof, give written notice to the Agent and the Lenders of:

        (a) Any litigation or proceeding brought against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

        (b) Any written notice of a violation of a Requirement of Law received by the Borrower or any of its Subsidiaries from any Governmental Authority that, if such violation were established and not promptly corrected, could reasonably be expected to have a Material Adverse Effect;

        (c) Any attachment, judgment, lien, levy or order in excess of $200,000 that may be placed on, assessed against or threatened against the Borrower or any of its Subsidiaries or any of the Collateral, except for Permitted Liens;

        (d) Any Default or Event of Default;

        (e) Any default or event of default under any lease relating to the Leased Properties under which the Borrower or any Restricted Subsidiary is lessee;

        (f) Any default or event of default under any agreement or instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries, or any of their respective property, is bound, the termination of which could reasonably be expected to have a Material Adverse Effect;

        (g) The acquisition of assets by a Restricted Subsidiary that is not a Guarantor (including the proceeds of a loan, investment, or other distribution from the Borrower or another Subsidiary) with a value (as determined in accordance with Generally Accepted Accounting Principles) exceeding $25,000 less the value of such Subsidiary's assets prior to such acquisition of assets;

        (h) The occurrence of a Change of Control (such notice being sent to the Agent and Lenders no later than five (5) Business Days after the Borrower obtains knowledge of a transaction or transactions that could cause a Change of Control in the future or, if the Borrower has no knowledge, no later than five
(5) Business Days after the Change of Control);

        (i) Notice to the holder or holders of the First Data Subordinated Debt of a Change of Control; and

        (j) Any other matter that has resulted, or is likely to result, in a Material Adverse Change.

        5.3. Corporate Existence and Maintenance of Properties. The Borrower shall, and shall cause each of its Restricted Subsidiaries to:

        (a) Maintain and preserve in full force and effect its corporate existence, except as otherwise permitted by SECTION 6.1, and all material rights, privileges and franchises; provided, however, that the Borrower may permit the dissolution of any of its Restricted Subsidiaries (and any such Restricted Subsidiary may suffer such dissolution) if, at the time of such dissolution, such Restricted Subsidiary has no assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its corporate existence and good standing;

        (b) Conduct its business in an orderly and efficient manner, keep its properties in good working order and condition (normal wear and tear excepted) and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

        (c) File or cause to be filed in a timely manner all reports, applications, estimates and licenses required by any Governmental Authority that, if not timely filed, could reasonably be expected to have a Material Adverse Effect.

        5.4. Payment of Debt. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay all Debt thereof when due and all other obligations in accordance with customary trade practices.

        5.5. Maintenance of Insurance.

        (a) The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain and pay for insurance upon all of its assets and properties, including the Collateral, wherever located, and all real property owned by it, covering property and casualty, commercial general liability, product liability, professional liability, business interruption, flood (if any of such properties or assets are located in a flood hazard area), boiler, fidelity and such other risks, and in such amounts and with such insurance companies, as shall be reasonably satisfactory to the Agent (and in any event in such amounts as shall be adequate to cover the Collateral), and will, at the Closing, deliver certificates of such insurance to the Agent with satisfactory loss payable endorsements naming the Agent as an additional loss payee, additional insured and/or mortgagee thereunder, as its interests may appear, as appropriate. As soon as practicable after the Closing Date, the Borrower shall deliver to the Agent certified copies of the original policies of all insurance on the Collateral.

        (b) Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent before any cancellation of the policies for any reason whatsoever, and a clause that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Restricted Subsidiaries or the owner of the property nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by such policy. The Borrower hereby directs, and will cause each of its Restricted Subsidiaries to direct, all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Agent. The Agent, on behalf of the Lenders, shall hold all such proceeds for the account of the Borrower and its Restricted Subsidiaries. So long as no Default or Event of Default has occurred and is continuing, the Agent shall, at the Borrower's request, disburse such proceeds for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Agent of such required payments and such other documents as the Agent may reasonably request; otherwise, the Agent may apply such proceeds in whole or in part as a prepayment of the Loans, in such order as the Borrower may determine. Upon and during the continuance of a Default or Event of Default, the Agent shall apply such proceeds as a prepayment of the Revolving Credit Loans in accordance with
SECTION 2.5(A) (first to Base Rate Loans and then to LIBOR Loans). The Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name or the name of any Subsidiary on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

        (c) If the Borrower or any of its Restricted Subsidiaries fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Agent may, at the Borrower's expense, without waiving or releasing any obligation or Default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lenders and shall be additional Obligations hereunder, secured by the Collateral.

        (d) Upon the reasonable request of the Agent from time to time, the Borrower shall deliver to the Agent evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

        5.6.    Maintenance of Books and Records; Inspection.

        (a) The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles and in material compliance with the regulations of any Governmental Authority having jurisdiction over it.

        (b) The Borrower shall, and shall cause each of its Restricted Subsidiaries to, permit employees or agents of the Agent (or any Lender, at the Lenders' expense), at any reasonable time during normal business hours upon reasonable notice to inspect its properties and to examine or audit its books, records, reports, accounts and other papers and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes and agrees to cause each of its Restricted Subsidiaries to authorize said accountants to discuss the finances and affairs of the Borrower or such Restricted Subsidiary), all at such reasonable times and as often as may be reasonably requested without undue interference in the business and operations of the Borrower and its Subsidiaries.

        5.7. Compliance with ERISA. The Borrower shall, and shall cause each of its Subsidiaries to: (i) make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Plan and (ii) not take any action or fail to take action, the result of which action or inaction could be a material liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation or to a Multiemployer Plan. Borrower shall not, nor shall it permit any of its Subsidiaries to, participate in any Prohibited Transaction that could subject the Borrower or any of its Subsidiaries to any material civil penalty under ERISA or material tax under the Internal Revenue Code. The Employee Plans of the Borrower and each of its Subsidiaries shall be operated in such a manner that neither the Borrower nor any Subsidiary will incur any material tax liability under
Section 4980B of the Internal Revenue Code or any material liability to any qualified beneficiary as defined in Section 4980B.

        5.8. Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower or any of its Subsidiaries may in good faith by appropriate proceedings and with due diligence contest any such tax, assessment, charge, levy or claim if the Borrower or Subsidiary establishes any reserves reasonably requested by the Agent with respect thereto in accordance with Generally Accepted Accounting Principles.

        5.9. Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, (i) have all material licenses, permits, certifications, approvals and authorizations required by Governmental Authorities necessary to the ownership, occupation or use of its properties or the conduct of its business, and maintain the same at all times in full force and effect, except to the extent that a failure to have or maintain the same would not have a Material Adverse Effect, and (ii) comply with all Requirements of Law in respect of the conduct of its business, the ownership of its property and the Collateral, other than those the failure to comply with which would not have a Material Adverse Effect.

        5.10. Name Change. The Borrower shall notify the Agent and the Lenders at least fifteen (15) days prior to the effective date of any change of the name of the Borrower or any of its Restricted Subsidiaries, and prior to such effective date the Borrower or such Subsidiary shall execute any amended or new Financing Statements and other Loan Documents necessary to maintain and continue the perfected security interest of the Agent in all of its Collateral and shall take such other actions and executed such documents as the Agent shall reasonably request.

        5.11.   Disbursement of Proceeds By the Borrower.

        (a) At the request of the Agent, the Borrower shall obtain an intercompany promissory note with respect to advances of any portion of the Loans to any Restricted Subsidiary of the Borrower and any other amounts owing from any Restricted Subsidiary of the Borrower to the Borrower from time to time, and shall promptly thereafter grant to the Agent a first priority perfected security interest in such promissory note as security for the Obligations.

        (b) Should any Restricted Subsidiary become a debtor under the Bankruptcy Code, the Agent, on behalf of the Lenders, is authorized, but not required, to file proofs of claim with respect to such intercompany Debt on behalf of the Borrower and vote the rights of the Borrower in any plan of reorganization. The Agent, on behalf of the Lenders, is further empowered to demand, sue for, collect and receive every payment and distribution on such Debt owing to the Borrower in such Restricted Subsidiary's bankruptcy proceeding.

        5.12. Creation or Acquisition of New Subsidiaries. The Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries, provided that (i) each new Restricted Subsidiary having assets with a gross value (determined in accordance with Generally Accepted Accounting Principles) in excess of $50,000 (or upon obtaining assets, including but not limited to the proceeds of investments, loans, or other contributions from the Borrower or another Subsidiary, in excess of $50,000 in the case of an existing Subsidiary which previously had assets with a gross value less than $50,000) will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or accession to the Guaranty Agreement, in form and substance satisfactory to the Agent, pursuant to which such new Restricted Subsidiary shall become a party thereto, as well as an amendment or accession to the Guarantor Security Agreement and the Guarantor Pledge Agreement and Financing Statements, each in form and substance satisfactory to the Agent, pursuant to which such new Restricted Subsidiary shall secure its obligations under the Guaranty Agreement by first priority, perfected security interests in all of its assets, subject only to Permitted Liens, (ii) the Borrower will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which all of the capital stock or other ownership interests of such new Restricted Subsidiary that is directly or indirectly owned by the Borrower shall be pledged to the Agent under the Pledge Agreement, together with the certificates representing such capital stock or other ownership interests and stock powers duly executed in blank, and (iii) the Borrower will cause each such new Restricted Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in SECTIONS 3.2.2(B) through (G) as such new Restricted Subsidiary would have had to deliver were it a Restricted Subsidiary on the Closing Date.

        5.13. Certain Acquisitions. (a) Not less than ten (10) days prior to the consummation of any Acquisition for an Acquisition Amount greater than $5,000,000, the Borrower shall deliver to the Agent and each Lender, in form and substance reasonably satisfactory to the Agent, an officer's certificate executed by a Chief Executive Officer or the Chief Financial Officer of the Borrower, accompanied by detailed calculations, that (i) the consummation of such Acquisition will not result in a violation of any provision of this Agreement and no Default or Event of Default exists or will exist as a result of such Acquisition, and (ii) confirming compliance with the covenants contained in SECTIONS 6.9 through 6.14, inclusive, for the most recent calculation period ended immediately prior to the date of such Acquisition, on a pro forma basis as if such Acquisition had occurred on the first day of such period.

        (b) Within ten (10) days after the closing of each Acquisition for an Acquisition Amount in excess of $5,000,000, the Borrower will deliver to the Agent and each Lender

        (i) a reasonably detailed description of the nature and line of business, and the material terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) of each Person or business that is the subject of such Acquisition (each, a "Target");

        (ii) to the extent available, historical financial statements of each Target for the two (2) most recent fiscal years available and for any interim periods since the most recent fiscal year-end for which such interim statements are available; and

        (iii) projected income statements with respect to each Target for the two-year period following the consummation of such Acquisition, together with any appropriate statement of assumptions and pro forma adjustments.

        (c) Within ten (10) days after the closing of each Acquisition, the Borrower will deliver to the Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto).


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

        (d) Within thirty (30) days after the closing of a Acquisition for an Acquisition Amount less than $5,000,000, but greater than $2,000,000, the Borrower shall deliver to the Lenders the information listed in subsection B(I) above.

        (e) Acquisitions involving Borrowings may be effected by the Borrower and its Restricted Subsidiaries in compliance with Section 2.2(a)(ii) hereof.

        (f) The consummation of each Acquisition subject to this Section shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied, that no default or Event of Default exists or will exist as a result of such Acquisition, that any applicable conditions of SECTION 5.12 have been satisfied, that the same is permitted in accordance with the terms of this Agreement and that the information submitted by the Borrower pursuant to subsection (A) above, if any, is true and correct as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, for purposes of SECTIONS 3.3 and 7.1.

        5.14. Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver to the Agent and the Lenders any amendments, restatements, modifications or supplements hereto and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lenders and the Agent under this Agreement and the other Loan Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        Until payment in full of the Obligations and termination of the Lenders' obligation to make Loans and the Issuing Bank's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that:

        6.1. Merger, Consolidation. Except as permitted by SECTION 5.3, the Borrower will not, and not permit or cause any of its Restricted Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

        (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with an Acquisition, the applicable conditions of SECTION 5.13 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

        (ii) any Restricted Subsidiary may merge or consolidate with another Person so long as (w) the Person surviving such merger or consolidation is the Borrower or a Guarantor, (y) if such merger or consolidation is in connection with an Acquisition, the applicable conditions of SECTIONS 5.12 and 5.13 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.


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

        6.2. Debt. The Borrower will not, and will not permit or cause any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Debt other than:

        (i)     Debt incurred pursuant to this Agreement and the other Loan
                Documents;

        (ii) Debt existing, or relating to commitments existing, on the date hereof, all as set forth in SCHEDULE 6.2 attached hereto, and any extensions, refundings or renewals thereof on the same terms or other terms satisfactory to the Required Lenders; provided, however, that neither the principal amount thereof nor the interest rate thereon shall be increased, nor shall the amortization schedule thereof be shortened;

        (iii)   Debt under leases not constituting Capital Leases;

        (iv) accrued expenses, current trade payables and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money;

        (v) unsecured intercompany Debt (x) of any Restricted Subsidiary to the Borrower (subject to SECTION 6.7(G) hereof), (y) of any Subsidiary to a Restricted Subsidiary, and (z) of the Borrower to any Subsidiary, provided that any such Debt under this clause (v), if requested by the Agent, is evidenced by one or more promissory notes pledged to the Agent pursuant to the Pledge Agreement, is payable on demand and, as to Debt described in clause (z), is fully subordinated in right of payment to the Obligations;

        (vi)    Contingent Obligations permitted by SECTION 6.3;

        (vii) Debt of the Borrower under any Swap Agreement with a Lender relating to the Debt incurred under this Agreement; provided that the notional amount of all such agreements at any time shall not exceed the aggregate amount of the Commitments at such time;

        (viii) Debt assumed or incurred in connection with any Acquisition (excluding Debt incurred pursuant to this Agreement and the other Loan Documents as set forth in SECTION 6.2(I)), to the extent approved in writing by the Required Lenders in connection with such Acquisition;

        (ix)    Subordinated Debt; and

        (x) other Debt (including, without limitation, Debt secured by liens described in clause (E) of the definition of Permitted Liens) in an aggregate principal amount at any time outstanding not to exceed $10,000,000 for the Borrower and its Restricted Subsidiaries.

        6.3. Contingent Obligations. The Borrower will not, and will not permit or cause any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligation other than:

        (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business;

        (ii)    Contingent Obligations incurred pursuant to the Loan Documents;

        (iii) customary indemnification obligations of the Borrower and its Restricted Subsidiaries incurred in connection with Acquisitions made in compliance with SECTION 5.13;

        (iv) Contingent Obligations consisting of the indemnification by the Borrower or any of its Restricted Subsidiaries of (x) the officers, directors, employees and agents of the Borrower or such Restricted Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Restricted Subsidiary is organized, (y) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Restricted Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Restricted Subsidiary and (z) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Restricted Subsidiary;

        (v)     Contingent Obligations owed to a seller in an Acquisition that
                (x) relate to customary post-closing adjustments with respect to accounts receivable, accounts payable and similar items typically subject to post-closing adjustments in similar transactions, and (y) are outstanding for a period of one (1) year or less following the creation thereof;

        (vi)    Debt with respect to financed insurance premiums not past due;

        (vii) amounts payable under earnouts and other contingent obligations, subordinated on terms acceptable to the Required Lenders, incurred by any Borrower or any Restricted Subsidiary in connection with an Acquisition, whether or not earned or matured;

        (viii)  obligations under Letters of Credit issued under SECTION 2.17;

        (ix) guarantees by Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or its Restricted Subsidiaries under leases permitted hereunder; and

        (x) guarantees by Borrower or any of its Restricted Subsidiaries of any other Debt permitted under SECTION 6.2.

        6.4. Liens and Encumbrances. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, create, assume or suffer to exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

        6.5. Disposition of Assets. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for (i) sales of inventory in the ordinary course of business; (ii) the sale of worn out or obsolete equipment for fair market value or the exchange of used or obsolete equipment for replacement equipment; (iii) dispositions not otherwise permitted by this SECTION 6.5, not exceeding five percent (5%) of Consolidated Total Assets in the aggregate, for the Borrower and its Restricted Subsidiaries, for any fiscal year; and (iv) any sale, lease, transfer or conveyance from one Subsidiary to any Restricted Subsidiary or to the Borrower, or from the Borrower to any Restricted Subsidiary, provided that, immediately after giving effect thereto, no Default or Event of Default would exist.

        6.6. Transactions with Related Persons. Except as set forth on SCHEDULE
6.6 or as permitted by SECTIONS 5.13, 6.2, 6.5 and 6.7 or otherwise contemplated by this Agreement, the Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any Debt to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any other transaction with any Affiliate, except upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

        6.7. Restricted Investments. Except as otherwise permitted in SECTIONS
6.2 and 6.9, the Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or consummate an Acquisition, or make a commitment or otherwise agree to do any of the foregoing, other than:

        (a)     Cash Investments;

        (b) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business;

        (c) Accounts owing to the Borrower or any of its Restricted Subsidiaries created in the ordinary course of business and payable in accordance with customary terms prevailing in the industry;

        (d)     prepaid expenses incurred in the ordinary course of business;

        (e) existing investments in corporations that are Subsidiaries as of the date hereof;

        (f) investments in Restricted Subsidiaries and Acquisitions made in accordance with terms of this Agreement, including SECTIONS 5.12 and 5.13;

        (g) investments in and loans to Unrestricted Subsidiaries and other Persons (including joint ventures and partnerships), provided that the sum of (i) the aggregate amount of cash paid or loaned by the Borrower and its direct and indirect Restricted Subsidiaries in connection with such investments and loans, and (ii) the aggregate fair market value of all other consideration (other than Stock or other equity or ownership interests) given by the Borrower and its Restricted Subsidiaries in connection with all such investments and loans shall not at any time exceed ten percent (10%) of Consolidated Total Assets on the Borrower's most recent quarterly or annual financial statements;

        (h) investments by any Borrower under any Swap Agreement with a Lender relating to the Debt incurred under this Agreement; provided that the notional amount of all such Swap Agreements at any time shall not exceed the aggregate amount of the Commitments at such time;

        (i)     investments existing as of the Closing Date as described in
                SCHEDULE 6.7;

        (i) loans or advances from a Subsidiary to the Borrower or to another Subsidiary; and

        (j) any other investments, not to exceed $3,000,000 in the aggregate.

        6.8. Restricted Payments. The Borrower will not and will not permit any Restricted Subsidiary to:

        (a) Except as permitted by SECTION 6.20 hereof, declare or pay any dividends upon any of its Stock (other than dividends paid in Stock of the Borrower and dividends paid or payable by a Subsidiary to the Borrower or a Restricted Subsidiary); or

       (b) Except as permitted by SECTION 6.20 hereof, purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Stock, any shares of Stock of any Affiliate or any option, warrant or other right to acquire shares of its Stock or Stock of any Affiliate (other than purchases, redemptions, retirements and other acquisitions by a Subsidiary of shares, options, warrants or other rights issued thereby held by the Borrower or a Restricted Subsidiary); or

        (c) make any distribution of cash, property or assets other than Stock among the holders of shares of its Stock (other than distributions made by Subsidiaries to the Borrower or a Restricted Subsidiary); or

        (d) enter into or amend any agreement relating to any of the foregoing (excluding agreements relating only to Subsidiaries with the Borrower or a Restricted Subsidiary).

        6.9. Capital Expenditures. Except for Capital Expenditures allowed pursuant to SECTION 5.13, the Borrower will not, and will not cause or permit any of its Restricted Subsidiaries, to make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of all such Capital Expenditures made by the Borrower and its Restricted Subsidiaries during each of the fiscal years 1997 and 1998, shall exceed an amount equal to 12% of the total revenue of the Borrower and its Restricted Subsidiaries for such fiscal year, and thereafter, shall exceed an amount equal to 10% of the total revenue of the Borrower and its Restricted Subsidiaries for such fiscal year.

        6.10. Annualized EBITDA to Annualized Interest Expense. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, permit the ratio of Annualized EBITDA to Annualized Interest Expense to be less than 3.5 to 1.0 as of the end of any fiscal quarter.

        6.11. Consolidated Senior Debt to Annualized EBITDA. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, permit the ratio of Consolidated Senior Debt (excluding Contingent Obligations unless otherwise required to be included in accordance with Generally Accepted Accounting Principles) to Annualized EBITDA to be greater than 2.5 to 1.0 as of the end of any fiscal quarter.

        6.12. Consolidated Debt to Consolidated Total Capital. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, permit the ratio of Consolidated Debt (excluding Contingent Obligations unless otherwise required to be included in accordance with Generally Accepted Accounting Principles) to Consolidated Total Capital to be greater than 0.55 to
1.0 as of the end of any fiscal quarter.

        6.13. Consolidated Debt to Annualized EBITDA. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, permit the ratio of Consolidated Debt (excluding Contingent Obligations unless otherwise required to be included in accordance with Generally Accepted Accounting Principles) to Annualized EBITDA to be greater than 3.5 to 1.0 as of the end of any fiscal quarter.

        6.14. Annualized EBITDA. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, permit Annualized EBITDA to be less than $15,000,000 as of the end of any fiscal quarter.

        6.15. Sale and Leaseback. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than the Borrower or any of its Subsidiaries, provided the provisions of SECTION 6.6 are satisfied) providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any asset that has been sold or transferred by the Borrower or such Restricted Subsidiary to such Person.

        6.16. New Business. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any business other than businesses primarily within the Line of Business or make any material change in any of their business objectives, purposes and operations that would be reasonably likely to materially adversely affect the repayment of the Obligations.

        6.17. Subsidiaries or Partnerships. Except in compliance with the terms of this Agreement (including but not limited to Sections 5.12, 5.13 and 6.7 hereof), the Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to (a) become a partner or joint venturer in any partnership or joint venture, or (b) create or acquire any new Subsidiary.

        6.18. Hazardous Wastes. The Borrower will not, and will not cause or permit any of its Subsidiaries to, permit any Hazardous Substances, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority, to be unlawfully brought onto or located on any Realty owned or, to the extent the Borrower or any of its Subsidiaries is in possession or control of same, leased by the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws; and if any Hazardous Substance is brought or found located thereon in material violation of any applicable Environmental Law, it shall be promptly removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such Environmental Laws, and the obligations hereunder with respect to any such materials brought or located thereon while the Borrower or any of its Subsidiaries owned or leased any such real property shall survive any foreclosure of the Leasehold Deeds of Trust, and other deeds of trust or mortgages. THE BORROWER HEREBY ACKNOWLEDGES THAT FOR SO LONG AS THE LENDERS HAVE NOT FORECLOSED AND TAKEN TITLE TO, AND POSSESSION AND CONTROL OF, THE REALTY, ALL HAZARDOUS WASTE HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND PROCEDURES ARE THE SOLE RESPONSIBILITY OF THE BORROWER AND ITS SUBSIDIARIES AND THE BORROWER HAS FULL DECISION-MAKING POWER WITH RESPECT THERETO. THE BORROWER FURTHER ACKNOWLEDGES THAT NEITHER THE AGENT NOR ANY LENDER IS AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER. NO ACT (OR DECISION NOT TO
ACT) OF THE AGENT OR ANY LENDER RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL GIVE RISE TO ANY OBLIGATION OR LIABILITY ON THE PART OF THE AGENT OR ANY LENDER WITH RESPECT TO ENVIRONMENTAL MATTERS UNLESS SUCH ACTION IS AFTER THE LENDERS HAVE FORECLOSED ON AND TAKEN POSSESSION AND CONTROL OF THE SUBJECT PROPERTY AND SUCH ACTION PROXIMATELY RESULTS IN SUCH CONTAMINATION. IN NO EVENT SHALL ANY INFORMATION OBTAINED FROM THE AGENT OR ANY LENDER OR THEIR RESPECTIVE AGENTS PURSUANT TO THIS AGREEMENT OR ANY LOAN DOCUMENT CONCERNING THE ENVIRONMENTAL CONDITION OF THE REALTY BE CONSIDERED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES (OR ANY OTHER RECIPIENT OF SAID INFORMATION) AS CONSTITUTING LEGAL OR ENVIRONMENTAL CONSULTING, ENGINEERING, INVESTIGATING OR INSPECTING ADVICE, AND NEITHER THE BORROWER NOR ANY OF ITS SUBSIDIARIES (NOR ANY OTHER RECIPIENT OF SAID INFORMATION) SHALL RELY ON SAID INFORMATION. THE RESPONSIBILITY FOR COMPLIANCE WITH VARIOUS FEDERAL, STATE AND LOCAL ENVIRONMENTAL, HEALTH OR SAFETY LAWS AND REGULATIONS RESTS SOLELY WITH THE BORROWER AND ITS SUBSIDIARIES FOR SO LONG AS THE LENDERS HAVE NOT FORECLOSED AND TAKEN TITLE TO, AND POSSESSION AND CONTROL OF, THE REALTY.

        6.19. Fiscal Year. The Borrower will not, and will not cause or permit any Subsidiary to, change its fiscal year from a calendar year ending December 31.

        6.20. Amendments; Prepayments of Debt, Etc. The Borrower will not, and will not cause or permit any Subsidiary to (a) amend in any respect its certificate or articles of incorporation, except to the extent required in connection with transactions permitted by SECTIONS 5.3 and 6.1, provided that any such



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

amendment does not create any changes in violation of SECTION 6.8 hereof; or
(b) except with respect to the Debt created under the Loan Documents, (i) amend or modify (or permit the amendment or modification of) any of the terms or provisions of any Subordinated Debt or any agreement related thereto (other than amendments that do not affect payments, prepayments, subordination, the definition of Senior Indebtedness, information requests, affirmative covenants, negative covenants, defaults or other provisions the modification of which could adversely impact the Lenders); (ii) make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange, any Debt (other than Subordinated Debt) if the same would cause an Event of Default; or (iii) make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange, any Subordinated Debt (specifically including the First Data Subordinated Debt); provided, however, that the Borrower may make a voluntary or optional payment or prepayment of Subordinated Debt, in accordance with the terms thereof, if at the time of such payment or prepayment there exist no outstanding Loans, Reimbursement Obligations, Letter of Credit Outstandings, interest or fees under this Agreement.

        6.21. Location of Assets; Places of Business. Without thirty (30) days' prior written notice to the Agent and the filing of Financing Statements reasonably satisfactory to the Agent, the Borrower will not, and will not cause or permit any Restricted Subsidiary to (i) maintain any Inventory or Equipment at any location other than the locations set forth on SCHEDULE 4.8 or (ii) change its principal place of business to a location other than that set forth on SCHEDULE 4.8.

        6.22. Account Documents. Without thirty (30) days' prior written notice to the Agent and the filing of Financing Statements reasonably satisfactory to the Agent, the Borrower will not, and will not cause or permit any Restricted Subsidiary to, remove the billing and related records relating to Accounts from the locations set forth on SCHEDULE 4.8.

        6.23. No Inconsistent Transactions or Agreements. The Borrower will not, and will not cause or permit any Restricted Subsidiary to enter into any transaction or agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms prohibits or materially restricts the ability of the Borrower to pay the principal of or interest on the Loans.

        6.24. Designation of Unrestricted Subsidiaries. The Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary unless either (a) the First Data Note Purchase Agreement is no longer in effect, or (b) the Borrower has obtained an effective waiver of any default that would arise under the First Data Note Purchase Agreement by virtue of provisions of this Agreement applicable to Unrestricted Subsidiaries that conflict with applicable limitations of the First Data Note Purchase Agreement.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

        7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

        (a) The Borrower fails to pay when due any principal, fees or interest on the Obligations;

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

        (b) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTIONS 2.14, 5.1, 5.2, 5.3(A) or 5.5, 5.12, 5.13 or ARTICLE VI;

        (c) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained herein except those specified in subsections (a) and (b) above, and the same is not cured to the Required Lenders' satisfaction within thirty (30) days after the earlier of (i) written notice to the Borrower of the existence of such Default, or (ii) the date on which the Borrower or such Subsidiary acquires knowledge thereof;

        (d) If any representation or warranty made in writing by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower or any of its Subsidiaries and the Agent or any Lender, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or misleading in any material respect when made;

        (e) The occurrence of any default or event of default on the part of the Borrower or any of its Restricted Subsidiaries (including specifically, but without limitation, defaults due to nonpayment) under the terms of any agreement, document or instrument (including without limitation any Swap Agreement) pursuant to which the Borrower or such Restricted Subsidiary has incurred any Debt, specifically including the First Data Subordinated Debt and any other Subordinated Debt in excess of $250,000 (other than the Obligations), which default or event of default would permit acceleration of such Debt and which is not cured within any applicable grace or cure period;

        (f) The termination of any agreement, contract or instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which it or any of its properties are bound, and such termination results in a Material Adverse Effect;

        (g) The occurrence of an event of default under any of the Loan Documents or in any other agreement now existing or hereafter executed evidencing or securing any of the Obligations, taking into account any applicable grace or cure provisions thereof;

        (h) The occurrence of any material uninsured damage to or loss, theft or destruction of the Collateral or other assets of the Borrower or any of its Restricted Subsidiaries that has a Material Adverse Effect;

        (i) The filing by the Borrower or any of its Restricted Subsidiaries (with assets having a value of $50,000 or more) of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

        (j) The filing against the Borrower or any of its Restricted Subsidiaries (with assets having a value of $50,000 or more) of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, which petition is not dismissed within sixty (60) days after the date of filing;

        (k) A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral or any other assets of the Borrower or any of its Restricted Subsidiaries (with assets having a value of $50,000 or more);


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



        (l) The Borrower or any of its Subsidiaries (with assets having a value of $50,000 or more) (i) ceases to be Solvent (taking into account any rights of contribution), or (ii) except as otherwise permitted by SECTIONS 5.3 and 6.1, ceases to conduct its business substantially as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and, if such event has occurred with respect to a Subsidiary, such event reasonably can be expected to have a Material Adverse Effect; provided that for the purposes of this Event of Default, a Material Adverse Effect shall be deemed to have occurred if the foregoing cessation or prevention of conduct of business affects the operations of the Borrower or any of its Subsidiaries accounting for greater than 7% of Consolidated Total Assets, individually or in the aggregate, and such cessation or prevention continues for seven days or more;

        (m) A notice of lien, levy or assessment which, together with all other liens, levies and assessments of record, is in excess of $200,000 is filed of record against any portion of the assets of the Borrower or any of its Restricted Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance (other than a Permitted Lien) upon the Collateral or any other asset of the Borrower or any of its Restricted Subsidiaries, and the same is not dismissed, released, bonded or discharged within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

        (n) The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets in excess of $200,000 which shall not be dismissed, discharged, stayed pending appeal or bonded within thirty (30) days after entry and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

        (o) The occurrence of any of the following events: (i) the happening of a Reportable Event that could give rise to liability (that is not waived by the Pension Benefit Guaranty Corporation or by the Required Lenders, or if such liability can be avoided by any corrective action of the Borrower, such corrective action is not completed within ninety (90) days after the occurrence of such Reportable Event) with respect to any Pension Plan; (ii) the termination of any Pension Plan in a "distress termination" under the provisions of Section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Pension Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Pension Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Lenders promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

        (p) (i) The guaranty given by any Guarantor under the Guaranty Agreement shall, for any reason other than the satisfaction in full of all Obligations and termination of this Agreement or the release of such Guarantor from its Obligations under the Guaranty Agreement in accordance with the terms thereof, cease to be in full force and effect at any time or is declared to be null and void or (ii) any such Guarantor denies that it has any further liability under the Guaranty Agreement or gives notice to such effect, and such denial or notice is not revoked within one Business Day after the earlier of
(A) receipt by the Borrower of notice from the Agent or any Lender of such denial or notice or (B) the Borrower becomes aware of such denial or notice being made or given, as the case may be; or

        (q)     The occurrence of a Change of Control.



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





                                  ARTICLE VIII

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

        8.1. Remedies: Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

        (a) Declare the Commitments of each Lender, and the Issuing Bank's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(I), (J) or (K), all of the Commitments, together with the Issuing Bank's obligation to issue Letters of Credit, shall automatically be terminated);

        (b) Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts payable under this Agreement, the Notes and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(I), (J) or (K), all of such outstanding principal amounts, accrued interest and other such amounts shall automatically become immediately due and payable);

        (c) Direct the Borrower to deliver (and the Borrower hereby agrees, upon receipt of notice of such direction from the Agent, to deliver) to the Agent from time to time such additional amount of cash as is equal to the difference between the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and the amount then on deposit in the Cash Collateral Account, such amount to be held by the Agent in the Cash Collateral Account as security for the Borrower's Reimbursement Obligations as described in SECTION 2.17(I); and

        (d) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

        8.2. Right of Set-off. The Agent and each Lender may, and are hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to the Borrower (any such notice being expressly waived by the Borrower) and irrespective of demand for payment, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held in other than a fiduciary account and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, whether or not such Obligations have matured. The Agent agrees to notify the Borrower after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        8.3. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower or any of its Restricted Subsidiaries and the Agent or the Lenders or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power


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

or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower or any of its Restricted Subsidiaries and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE IX

                                   THE AGENT

        9.1. Appointment. The Lenders and the Issuing Bank (for purposes of this Article, any reference to the Lenders or any Lender shall be deemed also to include a reference to the Issuing Bank) hereby designate and appoint First Union as Agent to act as specified herein and in the other Loan Documents. Each Lender hereby authorizes, and each holder of any Note by the acceptance of such Note shall be deemed to authorize, the Agent to take such action as agent on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

        9.2. Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

        9.3.    Absence of Reliance on the Agent.

        (a) Each Lender acknowledges that neither the Agent nor any of its officers, directors, employees or agents has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender.

        (b) Each Lender acknowledges that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed and may deem appropriate, (i) it has made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries in connection with its decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

        (c) Except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or


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

creditworthiness of the Borrower, its Subsidiaries or any other Person that may come into its possession, whether before the making of the initial Loans, the participation in the initial Letters of Credit, or at any time or times thereafter.

        (d) The Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower, its Subsidiaries or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower, its Subsidiaries or any other Person or the existence or possible existence of any Default or Event of Default.

        (e) The Agent shall be under no obligation or duty to take any action under this Agreement or any other Loan Document if taking such action (i) would subject the Agent to a tax in any jurisdiction where it is not then subject to a tax, (ii) would require the Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith, or (iii) would subject the Agent to in personam jurisdiction in any location where it is not then so subject.

        9.4. Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions, and the Agent shall incur no liability by reason of so refraining. The Agent shall not be obligated to take any action hereunder or under any other Loan Document (i) if such action would, in the reasonable opinion of the Agent, be contrary to applicable law or this Agreement or the other Loan Documents, (ii) if it shall not receive such advice or concurrence of the Required Lenders as it reasonably deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Lenders requesting such action against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender or holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

        9.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, other than any Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to the Agent for the account of the Lenders, unless the Agent has received written notice from the Borrower or a Lender describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. Each Lender shall promptly give the Agent such a notice upon its actual knowledge of a Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice in the absence of gross negligence or willful misconduct shall not affect its rights hereunder or under the other Loan Documents.

        9.6. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal


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

counsel (including counsel for the Borrower), independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        9.7. Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders will reimburse and indemnify the Agent, in proportion to their respective percentages as used in determining the Required Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the indefeasible repayment in full of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and in particular will reimburse the Agent for out-of-pocket expenses promptly upon demand by the Agent therefor; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth in SECTION 10.3(B)) to have resulted from the Agent's gross negligence or willful misconduct.

        9.8. The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Subsidiaries or any of their respective Affiliates as if it were not performing the agency duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

        9.9. Holders. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        9.10. Successor Agent. The Agent may resign at any time upon sixty (60) days' prior written notice to the Borrower and the Lenders. The Agent may be removed with or without cause by the Required Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld), at any time upon sixty (60) days' prior written notice to the Borrower and the Agent. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor Agent as provided hereinbelow. Upon any such notice of resignation or removal (and, in the case of removal, upon the consent of the Borrower, if required as provided hereinabove), the Required Lenders (so long as no Default or Event of Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld) will appoint from among the Lenders a successor Agent. If no successor Agent shall have been appointed within such sixty-day period, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders, who shall serve as Agent until such time, if any, as the Required Lenders shall have appointed a successor Agent as provided hereinabove. Upon the written acceptance of any appointment as Agent



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

hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

        9.11.   Collateral Matters.

        (a) The Agent is hereby authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral that may be necessary to perfect and maintain perfected the liens upon the Collateral granted pursuant to the Loan Documents.

        (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment in full of all Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with a disposition permitted hereunder,
(iii) constituting property in which neither the Borrower nor any of its Subsidiaries owned any interest at the time such lien was granted or at any time thereafter or (iv) if approved, authorized or ratified in writing by the Lenders or the Required Lenders, as may be required with respect to any such release in accordance with SECTION 10.8(B). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (B).

        9.12. NationsBank of Tennessee, N.A. has been designated Co-Agent hereunder and in such capacity shall have no additional rights, responsibilities or obligations. The Co-Agent shall be entitled to all rights of exculpation and indemnification of the Agent hereunder.

                                   ARTICLE X

                                 MISCELLANEOUS

        10.1. Survival. (a) The representations and warranties made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. Notwithstanding any other provision herein or anything provided or implied by law to the contrary, no termination or cancellation (regardless of cause or procedure) of the Commitments, this Agreement or any of the other Loan Documents shall in any way affect or impair the rights and obligations of the parties hereto with respect to any of the provisions of (i) SECTION 10.3, (ii) SECTION 2.15 or (iii) this Agreement and the other Loan Documents relating to indemnification or payment of costs and expenses, including, without limitation, all of the provisions of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13, 2.17(H), 9.7, 10.6 and 10.7, and, in each case, such provisions shall survive any such termination or cancellation and the making and repayment of the Loans.

        (b) The Borrower, the Agent and the Lenders agree that: (i) ARTICLES IV and V and the other applicable provisions of this Credit Agreement are intended as the Agent's (on behalf of the Lenders) written request for information (and the Borrower's response) concerning the environmental condition of the real property; and (ii) each provision in this Credit Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the Realty is intended to be an "environmental provision" and as such it is expressly understood that the Borrower's duty to indemnify the Agent and the Lenders hereunder shall survive: (x) any judicial or nonjudicial foreclosure under the Leasehold Deeds of Trust or transfer of any Realty in lieu thereof; (y) the release and reconveyance or cancellation of the Leasehold Deeds of Trust; and (z) the termination or cancellation of the Commitments or this Agreement and the making and repayment of the Loans.

        10.2. Governing Law; Consent to Jurisdiction. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED THEREBY, THE INTERNAL LAWS OF THE STATE OF THE DOMICILE OF THE ISSUING BANK. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT, THE ISSUING BANK, ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE ISSUING BANK, ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO ENVOY CORPORATION AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

        10.3. Arbitration; Remedies. (A) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any of the Loan Documents ("Disputes") between or among parties hereto or thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transaction contemplated by this Agreement or any of the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any interest rate protection agreements.

        (B) Notwithstanding the foregoing, the Borrower and the Agent, on behalf of the Lenders, agree to preserve, without diminution, certain remedies, more particularly described below, that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute; provided, however, that the Borrower preserves its right to seek injunctive or other appropriate judicial relief from a court of competent jurisdiction with respect to the foregoing pending final resolution of the Dispute pursuant to subsection
(A) above. The Agent, on behalf of the Lenders, shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of any arbitrator to grant similar remedies that may be requested by a party in a Dispute.

        The Borrower and the Agent, on behalf of the Lenders, agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

        10.4. Notice. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, telecopied or delivered to the party to be notified at the following addresses (provided, however, that Syndication Agency Services of First Union National Bank of North Carolina will not receive copies of regular financial reports and the attorneys listed below will receive neither regular financial reports nor the business information submitted to the Agent and the Lenders):

         If to Borrower:             Envoy Corporation
                                     Two Lakeview Place
                                     15 Century Boulevard
                                     Suite 600
                                     Nashville, Tennessee 37214
                                     Attention:  Kevin M. McNamara,
                                                     Chief Financial Officer
                                     Telephone:  (615) 885-3700
                                     Telecopy:   (615) 231-4994

         with a copy to:             Bass, Berry & Sims PLC
                                     2700 First American Center
                                     Nashville, Tennessee 37238-2700
                                     Attention:  Bob F. Thompson
                                     Telephone:  (615) 742-6262
                                     Telecopy:   (615) 742-6293

        If to the Agent
        or the Issuing Bank:         First Union National Bank of
                                       North Carolina
                                     One First Union Center, TW19
                                     301 South College Street
                                     Charlotte, North Carolina  28288-0735
                                     Attention:  Healthcare Finance Group
                                     Telephone:  704/374-7121
                                     Telecopy:   704/383-9144

                                                     and

                                     First Union
                                       Capital Markets Group
                                     150 Fourth Avenue North
                                     Nashville, Tennessee  37219-0674
                                     Attention:  Carolyn Hannon
                                     Telephone:  615/251-9374
                                     Telecopy:   615/251-9461

                                                     and

                                     First Union National Bank of
                                       North Carolina, Attention: Syndication
                                       Agency Services
                                     301 South College Street TW10
                                     Charlotte, North Carolina  28288-0608
                                     Telephone: 704/383-0281
                                     Telecopy:  704/383-0288


         with a copy to:             Robinson, Bradshaw & Hinson, P.A.
                                     101 North Tryon Street
                                     1900 Independence Center
                                     Charlotte, North Carolina  28246
                                     Attention:  Stokely G. Caldwell, Jr.
                                     Telephone:  704/377-2536
                                     Telecopy:   704/378-4000

         If to any Lender:           At the address set forth on its signature
                                     page hereto

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, postage prepaid, (ii) if transmitted by overnight delivery service or telecopied, when delivered for overnight delivery or transmitted by telecopier, respectively, with appropriate confirmation of delivery, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         All wire transfers to the Agent shall be sent to First Union National Bank of North Carolina, ABA Routing #053000219, to the credit of First Union National Bank of North Carolina, Charlotte, North Carolina, Attention:
Syndication Agency Services, G/L #465906, RC#5007, RE: Envoy Corporation, unless otherwise instructed by the Agent.

         10.5.         Assignments, Participations.

         (a) With the prior consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, each Lender may assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitments) under each Facility, (ii) except in the case of an assignment to an Affiliate of such Lender or a Person that, immediately prior to such assignment, was a Lender, the amount of the Commitments of such assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the aggregate Commitments of such Lender immediately prior to such assignment or (z) $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein
(a) the assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of such Lender hereunder with respect thereto, and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other, and with the other parties hereto, as follows: (i) other than as may be provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished hereto or pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto; and (vii) such assignee will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register").

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent will, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of EXHIBIT A.

         (e) Each Lender may sell to one or more other Persons participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Issuing Bank, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such participation shall be in an amount of not less than $3,000,000,
(v) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (including, without limitation, all of its Commitments, the outstanding Loans made by it and the Note or Notes held by it), (vi) each such participation shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitment) under each Facility, (vii) no Lender shall permit any participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document except as to actions of the type described in SECTION 10.8(A), and (vii) the parties to each such participation shall pay a processing fee of $3,000 to the Agent for its own account. In the case of a participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents, the participant's rights against the granting Lender in respect of such participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that each such participant shall have the rights of a Lender for purposes of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13 and 8.2, and shall be entitled to the benefits thereto, to the extent that the Lender selling such participation would be entitled to such benefits if the participation had not been sold.

         (f) With the prior consent of the Required Lenders and the Borrower, which consent shall not be unreasonably withheld, the Issuing Bank may assign all, but not less than all, of its rights and obligations as Issuing Bank under this Agreement, including, without limitation, its commitment to issue Letters of Credit, to any Eligible Assignee, and upon acceptance of such assignment, the successor Issuing Bank shall succeed to such rights and obligations and the assigning Issuing Bank shall be discharged therefrom.

         (g) The Agent, the Issuing Bank and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such assignee or participant or proposed assignee or participant agrees in writing to the Agent, the Issuing Bank or such Lender, as the case may be, to keep such information confidential to the same extent required of the Lenders under SECTION 10.17.

         10.6. Fees and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall be obligated:

         (a) to pay or reimburse the Agent upon demand and after notice in accordance with SECTION 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's regularly employed personnel and overhead) incurred or paid by the Agent in connection with: (i) the preparation, execution, delivery, interpretation, modification, amendment or termination of this Agreement or the other Loan Documents or any consent or waiver requested by the Borrower hereunder or thereunder; (ii) charges for appraisers, examiners, environmental consultants, auditors or similar Persons whom the Agent may engage with respect to rendering opinions concerning the financial condition of the Borrower and its Subsidiaries; and (iii) any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of the Collateral or any other assets of the Borrower or any Guarantor;

         (b) to pay or reimburse the Agent, the Co-Agent and each Lender upon demand and after notice in accordance with SECTION 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's or such Lender's regularly employed personnel and overhead) incurred or paid by the Agent or such Lender in connection with:
(i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by the Agent, the Lenders, or any of them, the Borrower or any other Person) in any way relating to this Agreement or the other Loan Documents or to the Borrower's or any Subsidiary's affairs (other than a dispute solely between or among the Lenders); (ii) any attempt by the Agent or such Lender to enforce any of its rights against the Borrower or any other Person that may be obligated to the Agent or such Lender by virtue of this Agreement or the other Loan Documents; and (iii) any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;

         (c) to pay and hold the Agent, the Co-Agent and each Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any, including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Loan Documents or in any modification hereof or thereof;

         (d) to pay and hold the Agent, the Co-Agent and each Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than any fees or commissions of finders or brokers engaged by the Agent or any Lender, and

         (e) to reimburse the Co-Agent upon demand and after notice in accordance with Section 10.4 for up to $3,000 of its reasonable attorneys' fees and expenses incurred or paid by the Co-Agent in connection with the preparation or closing of this Agreement.

         10.7. Indemnification. From and at all times after the date of this Agreement, and in addition to the costs and expenses payable under SECTION 10.6 and all of the Agent's and the Lenders' other rights and remedies against the Borrower, the Borrower agrees to indemnify and hold harmless the Agent, the Co-Agent the Issuing Bank and each Lender and each of their directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees, costs and expenses (collectively, "Indemnified Costs") incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding
(including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Loan Documents or any of the transactions contemplated herein or therein, and including, without limitation, Environmental Claims, whether or not such Indemnified Person is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs resulting primarily from the gross negligence or willful misconduct of such Indemnified Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth in SECTION 10.3). Without limiting the generality of the foregoing, the Indemnified Costs with respect to Environmental Claims shall include, without limitation, amounts paid in settlement of claims, all consultant and expert fees and expenses of any Indemnified Person incurred in connection with any investigation of site conditions, any abatement, cleanup, remediation, removal or restoration work, or liability for any damages or injuries of any Person or to land, air, water or other natural resources. All of the foregoing losses, damages, costs and expenses of any Indemnified Person shall be payable by the Borrower, as and when incurred and upon demand, and shall be additional Obligations hereunder. In the event that the foregoing indemnity is unavailable or insufficient to hold each Indemnified Person harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Persons in respect of their losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Persons in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         10.8. Amendments, Waivers, Etc. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders; provided, however, that:

         (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Obligations or
(ii) postpone any date fixed for any payment of principal, interest (other than additional interest payable under SECTION 2.6(B) during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Obligations;

         (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase the Commitments of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in either Total Commitment shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or taking action to extend, the term of the Revolving Credit Facility, (iv) affect the obligation of the Lenders having Revolving Credit Commitments to become L/C Participants, (v) amend any provision of this Section, (vi) release all or substantially all of the Collateral or (vii) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Obligations, of any of its rights and obligations under this Agreement or any of the other Loan Documents;

         (c) no provision relating to the rights or obligations of the Issuing Bank or the Swingline Lender under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Issuing Bank or the Swingline Lender, as applicable; and

         (d) no provision relating to the rights or obligations of the Agent under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Agent.

         10.9. Rights and Remedies Cumulative, Non-waiver, Etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement and the other Loan Documents is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between the Borrower and the Lenders, or any of them (or the Agent on their behalf), or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         10.10. Binding Effect, Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Agent, the Issuing Bank and each Lender; provided, however, that (i) the Borrower may not sell, assign or transfer this Agreement or any portion hereof or thereof, including, without limitation, any of its rights, title, interests, remedies, powers and duties hereunder or thereunder and (ii) any assignees and participants of the Lenders and any successor Issuing Bank shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for in and pursuant to SECTION 10.5.

         10.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.12. Entire Agreement. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF, EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO PAYMENT BY THE BORROWER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT, THE ISSUING BANK OR ANY LENDER, THE PROVISIONS OF WHICH FEE LETTER AND ANY SUCH PRIOR ARRANGEMENTS ARE HEREBY INCORPORATED INTO THIS AGREEMENT BY THIS REFERENCE. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.13. Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

         10.14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         10.15. Conflict of Terms. The Exhibits and Schedules hereto and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

         10.16. Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages in any case where a remedy at law, in the reasonable opinion of the Required Lenders, may prove to be inadequate relief.

         10.17. Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public confidential information provided in connection with this Agreement or any other Loan Document and agrees and undertakes that it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Lender may disclose such information (i) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law, (iv) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business or (v) to such Lender's independent auditors and other professional advisors that have a reasonable need or basis for access thereto.

         10.18. Post-Closing Matters. The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to assist the Agent in the syndication of the Facilities and the resultant addition of Lenders after the Closing Date.

         10.19. Amended and Restated Agreement. This Credit Agreement amends, restates, supersedes and replaces the Original Agreement in its entirety. From and after the Closing Date, any Revolving Credit Loans (as defined in the Original Agreement) outstanding under the Original Agreement shall be deemed to be Revolving Credit Loans (of the same Type) outstanding under this Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.

                                    ENVOY CORPORATION

                                    By: /s/ Kevin McNamara
                                    ------------------------------
                                    Title: Chief Financial Officer



                                    FIRST UNION NATIONAL BANK
                                      OF NORTH CAROLINA, AS AGENT
                                         AND AS ISSUING BANK

                                    By: /s/ Joseph H. Towell
                                       ---------------------------
                                       Joseph H. Towell,
                                       Senior Vice President


                                    NATIONSBANK OF TENNESSEE, N.A.,
                                      AS CO-AGENT


                                    By: /s/ John M. Hall
                                       -----------------------------------
                                       John M. Hall, Senior Vice President

                                       (Signatures Continued)

                                     FIRST UNION NATIONAL BANK
                                       OF NORTH CAROLINA



                                     By: /s/ Joseph H. Towell
                                        ---------------------
                                        Joseph H. Towell,
                                        Senior Vice President


                                        Revolving Credit
                                        Commitment:              $25,000,000.00


                                        Address:

                                        First Union National Bank
                                        of North Carolina
                                        One First Union Center, TW19
                                        301 South College Street
                                        Charlotte, North Carolina 28288-0735
                                        Attention:  Healthcare Finance Group
                                        Telephone:  (704) 383-7121
                                        Telecopy:   (704) 383-9144


                                       Wiring Instructions:

                                       First Union National Bank
                                       of North Carolina
                                       Charlotte, North Carolina
                                       ABA #053000219
                                       G/L 465906, RC 5007
                                       Attention:  Syndication Agency Services
                                       Reference:  Envoy Corporation

                                    NATIONSBANK OF TENNESSEE, N.A.



                                    By: /s/ John M. Hall
                                       -----------------------------------
                                       John M. Hall, Senior Vice President

                                       Revolving Credit
                                       Commitment:              $25,000,000.00


                                       Address:

                                       NationsBank of Tennessee, N.A.
                                       One NationsBank Plaza, 2nd Floor
                                       Nashville, Tennessee 37239
                                       Attention:  John M. Hall or Lara C. Myatt
                                       Telephone:  (615) 749-4141
                                       Telecopy:   (615) 749-4762


                                       Wiring Instructions:

                                       NationsBank of Tennessee, N.A.
                                       Nashville, Tennessee

                                       ABA #064000020
                                       For further credit to:
                                       Commercial Loan Services
                                       Attn:  Linda Hall
                                       Account: 0136621082
                                       Reference:  Envoy Corporation